          **CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
                 THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN
                     SEPARATELY FILED WITH THE COMMISSION.**



                            MASTER SERVICES AGREEMENT

         THIS MASTER SERVICES AGREEMENT (this "Agreement") dated October 9, 2000, is made by and between Hilton Hotels Corporation, a Delaware corporation (hereinafter referred to as "Hilton"), and LodgeNet Entertainment Corporation, a Delaware corporation (hereinafter referred to as "LodgeNet").


                              W I T N E S S E T H:


         WHEREAS, Hilton is the owner, manager and/or licensor of numerous hotel chains including, but not limited to: Hilton hotels, Embassy Suites, Hampton Inns, Homewood by Hilton, Hampton Inn & Suites, Doubletree, University Hotels, Harrison Conference Centers, Hilton Garden Inn, and Red Lion Hotels, which consist of existing and new construction hotels. Each chain hotel is either (a) owned and operated by Hilton ("Owned Hotel"), (b) owned by a third party owner in which Hilton may or may not have an interest and managed by Hilton ("Managed Hotel") or (c) licensed and operated by an independent third party owner (a "Licensed Hotel," and together with the Owned Hotels and Managed Hotels, the "Hotels");

         WHEREAS, LodgeNet is engaged in the business of providing movies and video games, together with interactive television guest services and information, and other types of cable and Internet programming and content to lodging facilities and their lodging guests on a pay-per-view, pay-per-day, subscription or other basis by means of LodgeNet's current video on demand services, incorporating equipment supplied, owned and/or maintained by LodgeNet (such network, interface and equipment hereinafter referred to as the "Equipment");

         WHEREAS, LodgeNet intends to offer the services set forth on Schedule A hereto (the "VOD Services") to various Hotels;

         WHEREAS, Hilton and LodgeNet desire to enter into an agreement, pursuant to which Hilton agrees to use on behalf of the Owned Hotels, and both Hilton and LodgeNet shall use certain agreed efforts to cause the Managed and Licensed Hotels to use (collectively, all such Owned Hotels, participating Managed Hotels and Licensed Hotels are referred to herein as the "Participating Hotels"), the VOD Services, and LodgeNet will pay a percentage of the revenues derived from the VOD Services to the Participating Hotels;

         NOW, THEREFORE, the parties agree as follows:

         Section 1         SERVICES AND OBLIGATIONS

                  1.1      SERVICES.

                           (a) Hilton and LodgeNet hereby agree that, for the
Term (as defined in Section 4 hereof) of this Agreement:

                                    (i) LodgeNet shall provide the VOD
Services to the Participating Hotels within the United States and Canada, including, but not limited to, the free-to-guest services specified on Schedule C-1 (the "Free-to-Guest Services") and shall, subject to the terms and conditions hereof, be the exclusive distributor of the VOD Services to the Participating Hotels in the United States and Canada (other than Free-To-Guest Services). Each of LodgeNet, Hilton and the Participating Hotels shall have the right to modify the programming provided via the VOD Services upon written notice at any time for legal or other bona fide purposes, provided, however, that the programming remains of equal quality as currently existing. In such instance, LodgeNet and such Participating Hotel shall endeavor, in good faith, to make the economic return to LodgeNet from the programming to be of equal economic value.

                                    (ii) LodgeNet shall pay to the
Participating Hotels, or the Participating Hotels shall have the right to retain from LodgeNet revenues collected, as applicable, the percentage of revenues derived from the VOD Services, pursuant to the terms specified on Schedule C.

                                    (iii) LodgeNet shall be responsible to
provide, install, support, operate and maintain the Equipment, as well as the additional hardware, software, networks, interfaces, content and services necessary for the VOD Services and such other Equipment as is listed on Schedule D (collectively, the "CEP Platform," and together with the Equipment the "LodgeNet Equipment").

                  1.2 HOTEL SERVICE LICENSE AGREEMENT; ORDERS; TRACKING SYSTEM. LodgeNet shall enter into a Hotel Service License Agreement in substantially the form attached as Exhibit 1 (the "Hotel Service License Agreement") with each Participating Hotel for VOD Services. LodgeNet shall be responsible for processing all Hotel orders and collecting all payments from each Participating Hotel relating to the VOD Services.

                  1.3 PROMOTION OF SERVICES. LodgeNet shall, at its expense, promote the VOD Services to the Hotels using its standard marketing materials (the "Marketing Materials"). All such Marketing Materials shall be consistent with this Agreement and shall not display the logo or mark of any Participating Hotel or non-Hilton brand.

                  1.4 CUSTOMER SERVICE TELEPHONE NUMBER(S). LodgeNet shall provide, at its sole cost and expense, a 24/7 toll-free telephone number(s) for Hilton and individual Participating Hotel inquiries, including customer service and instructions for ordering VOD Services.

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                  1.5      NO COMMERCIAL OR MARKETING INFORMATION. Upon
written notice from Hilton, which notice shall be reasonably specific, LodgeNet shall cease to broadcast through the LodgeNet Equipment or the VOD Services, or cause to be presented in the Participating Hotel(s), any commercial or marketing messages, information or services promoting LodgeNet or any other entity, service or product. LodgeNet shall remove from the Participating Hotel(s), within ten (10) days of receipt of the notice, any objectionable content specified in such notice.

                  1.6 PROGRAM TITLES. Program titles and all other programming, including game selections and music titles, to be made available through the VOD Services shall be selected by LodgeNet following the guidelines mutually and reasonably agreed upon by LodgeNet and Hilton.

                  1.7      NEW PRODUCTS AND SERVICES.

                           (a) LodgeNet will provide Hilton with CONFIDENTIAL
MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION exclusive advance window for release of each significant new product or service related to the VOD Services.

                           (b) In the event LodgeNet releases new products or
services to another hotel or company, CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, LodgeNet agrees to make such products or services CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION available to Hilton and the Participating Hotels CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  1.8 EXECUTORY CONTRACTS. LodgeNet recognizes that any Hotel with an executory contract for VOD Services as of the date of this Agreement shall not be required to purchase the VOD Services unless and until such pre-existing contractual obligations shall have expired or terminate without any obligation of such Hotel to make an extraordinary payment to the vendor for or in respect of a termination fee, liquidated damages or equipment removal fees. Further, to the extent this Agreement is terminated with respect to any individual Hotel, such Hotel shall be permitted to obtain services similar to VOD Services from another vendor.

                  1.9 ACKNOWLEDGMENT. LodgeNet acknowledges that Hilton is the owner, manager or licensor of the Hotels. Except with respect to the Owned Hotels, Hilton does not purchase VOD Services for its own use and cannot compel or guarantee any level of sales of VOD Services to or by any Participating Hotel. LodgeNet further acknowledges that, although Hilton will take (a) with respect to the Managed Hotels, the actions set forth on Schedule H2 hereto, and (b) with respect to the Licensed Hotels, the actions set forth on Schedule H1 hereto, each Participating Hotel will be making an independent buying decision. In addition, Hilton and its affiliates shall in no event be responsible for any amounts or obligations owed to LodgeNet by any Managed or Licensed Hotel.

                  1.10 HOTEL SATISFACTION SURVEYS. LodgeNet will conduct semi-annual Hotel Satisfaction surveys at all Participating Hotels. LodgeNet will be responsible for developing the

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survey, conducting the survey at each Participating Hotel according to the guidelines below, summarizing the results, sharing results with Hilton no later than two weeks after the Participating Hotel's scheduled completion date, and tracking their own improvement. LodgeNet is additionally responsible for addressing any survey findings with the Participating Hotel or Hilton, as appropriate. LodgeNet is encouraged to utilize a third party company to conduct and summarize the survey. Hilton reserves the right to review, to provide feedback, and to approve the survey prior to its initial distribution. The survey should address, but is not limited to, the following subjects: installation, communication with LodgeNet staff or contracted LodgeNet representatives, sales, equipment failures, service response, guest feedback, perceived guest satisfaction, and overall hotel satisfaction. LodgeNet will create the initial survey and the dissemination and tracking process within four (4) months of signing this Master Services Agreement. The survey will be sent to the General Manager of each Participating Hotel. The first Hotel Satisfaction survey should be completed no later than six (6) months after the signing of the Master Services Agreement. Thereafter, LodgeNet will conduct Hotel Satisfaction surveys every six months (e.g. July 31, 2001, January 31, 2002).

         Section 2         LICENSED AREAS

                  2.1 OWNED HOTELS. Hilton hereby agrees that the Owned Hotels shall use the VOD Services, at the earliest reasonably practicable date with respect to each such Owned Hotel, and LodgeNet hereby agrees to provide the VOD Services and install and distribute the LodgeNet Equipment to the Owned Hotels. Hilton hereby licenses to LodgeNet, and LodgeNet hereby licenses from Hilton, the nonexclusive right to use certain areas and existing cable and electrical wiring reasonably necessary for the installation and operation of the LodgeNet Equipment in a non-public area to be reasonably determined from time to time by Participating Hotel and LodgeNet (the "Licensed Area").

                  2.2 MANAGED HOTELS. With respect to Managed Hotels, Hilton hereby agrees to take the actions specified on Schedule H2 attached with respect to the use by such Managed Hotels of the VOD Services. CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  2.3 LICENSED HOTELS. With respect to Licensed Hotels, Hilton hereby agrees to take the actions specified on Schedule H1 attached hereto with respect to the use by such Licensed Hotels of the VOD Services. CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  2.4 THE LICENSED AREAS. The Licensed Areas shall be furnished in "AS IS" condition by each Participating Hotel.

         Section 3        USE OF LICENSED AREA

         The Licensed Area shall be used by LodgeNet only for the VOD Services. No other service or use of the Licensed Area by LodgeNet is permitted without the Participating Hotel's prior written approval.

         Section 4         TERM

         The term of this Agreement shall be for seven (7) years commencing on the date hereof (the "Term"), unless terminated sooner pursuant to Section 20 hereof.

         Section 5         FEES

                  5.1 WARRANT. In consideration for Hilton's entering into this Agreement, concurrently herewith, LodgeNet shall execute and deliver to Hilton a Warrant in the face amount of two million one hundred thousand (2,100,000) shares of LodgeNet Common Stock in the form attached hereto as Exhibit 2, such number of shares being subject to adjustment as set forth therein.

                  5.2      FEE AND PAYMENT TERM PROCEDURE.

                           (a) LodgeNet shall implement and maintain,
throughout the Term, a system to track, record and report on all Participating Hotel orders and sales. For each calendar month during the Term, LodgeNet shall furnish to Hilton a written report detailing the total sales made to Guests in such calendar month, and to each Participating Hotel a report for such Participating Hotel with the same information as to such Participating Hotel. The report shall be itemized on a "per Participating Hotel account" basis and a "per Service" basis. For each account, LodgeNet shall identify the applicable contact information including the Participating Hotel's name and designated account number, together with any other information reasonably requested by Hilton.

                           (b) Based upon daily information reported by the
VOD Services tracking equipment (the "Services Tracking System") (provided and installed by LodgeNet at no cost to Hilton or any Participating Hotel) to the Participating Hotel's property management system (the "PMS"), the Participating Hotels shall charge its guests (the "Guests") on a per-use or other basis for access to the VOD Services an amount (the "Usage Fee") based on the pricing schedule set forth on Schedule C-2 and subject to change based on the mutual agreement by LodgeNet and Hilton. Usage Fees shall include set-up fees, access fees, and/or other billed amounts derived directly from or in relation to use of the VOD Service by Guests.

                           (c) The VOD Services Tracking Equipment shall
generate an accurate record ("Access Record") of the usage and access to the VOD Services by any Guests, including a record of the usage charges for VOD Services for each individual Guest's bill or account. LodgeNet shall be responsible for the costs associated with the programming of the computer within the VOD Services Tracking Equipment to enable it to provide the aforesaid data. All costs and arrangements related to the PMS shall be subject to the same terms and conditions as those contained in Hilton's standard PMS-related agreements with its other vendors; provided, however, that LodgeNet shall be responsible for no more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per occurrence for actual costs associated with ensuring that the LodgeNet Equipment properly interfaces with the PMS, which shall not be payable more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION in any calendar year.

                           (d) LodgeNet shall make available to Hilton and
each Participating Hotel, and be responsible for the accuracy of, information sufficient to ensure proper billing of Guests and other information on Services usage reports as the Hilton may reasonably request to track Service usage.

                           (e) LodgeNet may review and use the Access Record
only for the provision of the VOD Services, and LodgeNet shall not disclose any such information to third parties without the prior written consent of Hilton, except (i) in the aggregate with the entire LodgeNet system base or other logical divisions of said base, but only the extent such disclosure (A) would not permit Hilton-specific data to be derived from said report or disclosure and (B) is used strictly for marketing, trade shows and similar purposes or (ii) as otherwise required by law. In the event of any such disclosure by or through LodgeNet, LodgeNet shall indemnify and hold harmless the Hotels and Hilton from all claims, loss, damages or actions arising from such disclosure.

                           (f) LodgeNet and Hilton hereby acknowledge that
the Participating Hotels, in their sole discretion but in accordance with Hilton brand policy, may adjust the Usage Fee as to any Guest of the Hotel in conjunction with any dispute with such Guest in which case the "Usage Fee" shall mean the Usage Fee for such Guest as so adjusted. LodgeNet and Hilton understand and agree that the Hotel generally shall refund the Usage Fee to the Guest in the event the Guest disputes the charge or expresses dissatisfaction with the VOD Services.

                           (g) During the Term of the Agreement, the Hotels
shall be responsible for billing and collection of Usage Fees from Guests, and remitting the same to LodgeNet, less the commissions set forth on Schedule C within twenty (20) days of the Participating Hotel's receipt of a monthly invoice from LodgeNet; provided, however, that all of the LodgeNet Equipment is functioning properly with respect to the Participating Hotel's ability to charge Guests. In the event the LodgeNet Equipment is not functioning properly, LodgeNet shall be responsible for billing and collection of Usage Fees from Guests for the period of said failure and remitting agreed percentages to the Participating Hotels until such time as the LodgeNet Equipment is in proper working order. Usage Fees shall be allocated to the Participating Hotels and LodgeNet respectively, in accordance with the percentages set forth on Schedule C and Schedule C-1. The Participating Hotels shall provide to LodgeNet a monthly statement of any credits issued to Guests.

                           (h) If a Participating Hotel collects Usage Fees
through a collection agency or through legal action, such Participating Hotel need only remit to LodgeNet the net amount collected after deducting the Participating Hotel's costs of and fees for collection and the Participating Hotel's appropriate allocation of Usage Fees.

                           (i) In addition to collecting the Usage Fees, the
Participating Hotels shall also collect from Guests any and all federal, state and local taxes applicable to the Usage Fees, and shall directly remit the same to the applicable taxing authority as required by law. The LodgeNet Equipment shall be capable of and shall calculate such taxes and LodgeNet is solely responsible for the accuracy thereof.

                  5.3 ADJUSTMENT OF USAGE FEES. Notwithstanding anything to the contrary contained in this Agreement, the schedules, or exhibits hereto, the parties agree to adjust Usage Fees as necessary at either the individual Participating Hotels or collectively as the case may be to accurately reflect the "market rate" for the VOD Services.

         Section 6         CONFERENCES; PUBLICATIONS & PROGRAMS

         LodgeNet may participate as an exhibitor at each national conference that Hilton requires (or each regional conference held in lieu of a single national conference) and shall participate with an interactive demonstration booth that showcases the capability of the VOD Services. LodgeNet shall be obligated to follow all rules and procedures established for each conference in which it participates. LodgeNet shall be responsible for booth costs and all other costs relating to its participation in the conferences and booth set-up, as well as Hilton's standard fee. Hilton's fee charged LodgeNet will not exceed CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION for national and regional conference fees in any calendar year, and shall in no event be a fee or charge in excess of the fee charged to others for similar attendance.

         Section 7         LODGENET EQUIPMENT

                  7.1 REMOTE CONTROL TRANSMITTERS. As part of the LodgeNet Equipment, LodgeNet will furnish each Participating Hotel at no cost with fully functioning remote control transmitters ("Remotes") initially equal in number to one hundred five percent (105%) of the total number of Guest rooms at each such Participating Hotel, and thereafter annually upon each anniversary of this Agreement during the Term in number equal to two percent (2%) of the total number of Guest rooms at each such Participating Hotel. Each Participating Hotel shall agree to use reasonable efforts to maintain, at all times during the term of this Agreement, one fully functioning Remote in each guest room so interconnected. In the event that additional Remotes are necessary to meet the foregoing requirement, each Participating Hotel shall agree to request additional Remotes, and LodgeNet shall supply them at a cost to such Participating Hotel of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  7.2 NINTENDO GAME HAND CONTROLS. LodgeNet will furnish each Participating Hotel with fully functioning, exclusive, proprietary Nintendo game hand controls ("Nintendo Controls") initially equal in number to one hundred five percent (105%) of the total number of Guest rooms at each such Participating Hotel, and thereafter annually upon each anniversary of this Agreement during the Term in number equal to two percent (2%) of the total number of Guest rooms at each such Participating Hotel. Each Participating Hotel shall agree to use reasonable efforts to maintain, at all times during the term of this Agreement, one fully functioning Nintendo Control in each guest room so interconnected. In the event that additional Nintendo Controls are necessary to meet the foregoing requirement, each Participating Hotel shall agree to request additional Nintendo Controls, and LodgeNet shall supply them at a cost to such Participating Hotel of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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                  7.3      INTERACTIVE TELEVISION-BASED INTERNET BROWSING
SERVICE ("IETV") KEYBOARD. LodgeNet will provide each Participating Hotel fully functioning IETV infrared keyboards ("Keyboards") initially equal in number to one hundred five percent (105%) of the total number of Guest rooms at each such Participating Hotel, and thereafter annually upon each anniversary of this Agreement during the Term in number equal to two percent (2%) of the total number of Guest rooms at each such Participating Hotel. Each Participating Hotel shall agree to use reasonable efforts to maintain, at all times during the term of this Agreement, one fully functioning Keyboard in each Guest room so interconnected. In the event that additional Keyboards are necessary to meet the foregoing requirement, each Participating Hotel shall agree to request additional Keyboards, and LodgeNet shall supply them at a cost to such Participating Hotel of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  7.4 NEW SOFTWARE SYSTEM RELEASES; NEW REMOTES, NINTENDO CONTROLS, AND KEYBOARDS. Following the initial installation, the Participating Hotels will receive software upgrades, new software releases and new product releases (including, without limitation, systems software, firmware and LodgeNet applications software) (together, "New Releases"). Hilton and the Participating Hotels shall be entitled to such New Releases at terms no less favorable than those offered or made available to the market. To the extent LodgeNet upgrades its software or implements any New Releases that require upgrades to the Remotes, Nintendo Controls or Keyboards, LodgeNet shall promptly provide such upgrades or provide new Remotes, Nintendo Controls and/or Keyboards, as applicable, at CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION to the Participating Hotels.

                  7.5 PROMOTIONAL MATERIALS. LodgeNet will supply to Hilton and the Participating Hotels, at LodgeNet's sole cost and expense, such suitable advertising and promotional material about the VOD Services and other programs and services available through the LodgeNet System as LodgeNet may reasonably determine. Each Participating Hotel shall agree to use reasonable efforts to ensure that such material is placed and appropriately displayed in each guest room at all times.

         Section 8         INSTALLATION AND OPERATING PROCEDURES

                  8.1 INSTALLATION OF LODGENET EQUIPMENT. LodgeNet, at its sole cost and expense, shall be responsible for all costs and expenses relating to the LodgeNet Equipment, including, without limitation, all services and products necessary to install, operate, repair, support, upgrade and replace the LodgeNet Equipment and construct any other improvements necessary including connections for power and telephone lines. As further defined in this Section 8, LodgeNet shall commence and complete installation of the LodgeNet Equipment in the Licensed Area of each Participating Hotel
(a) in the event of an Emergency Installation (as defined on Schedule E and to be determined by Hilton in its reasonable discretion), in the time period specified on Schedule E or (b) as quickly as possible, but in no event later than one hundred twenty (120) days after the execution by LodgeNet

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and each Participating Hotel of the Hotel Service License Agreement.
Notwithstanding the foregoing, each Participating Hotel, in its sole discretion, may permit LodgeNet to commence and complete installation of the LodgeNet Equipment more than one hundred twenty (120) days after the execution by LodgeNet and each Participating Hotel of the Hotel Service License Agreement. LodgeNet's installation shall include inspection of each Participating Hotel room against technical and performance standards mutually agreed upon by Hilton and LodgeNet (the "Agreed Standards"), including the master antenna or cable television system and related communications network systems and components including, but not limited to, cabling, amplifiers, color television receivers or monitors, and other equipment related thereto (collectively, "CNS"). If the CNS meets or exceeds the Agreed Standards, LodgeNet will install interactive television at the Participating Hotel at LodgeNet's own expense. In the event LodgeNet's inspection against Agreed Standards determines the CNS to be inadequate and the cost to repair same exceeds an aggregate of an average of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per room of a Participating Hotel, LodgeNet will notify the Participating Hotel of the same, specify the deficiencies in the CNS at such Participating Hotel, and furnish an estimate of the costs to repair the deficiencies. LodgeNet shall pay the cost of such repairs up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per room at all Participating Hotels. To the extent the cost of repairs is less than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION for any room at any Participating Hotel, then such excess amount shall be available to be utilized to repair any other room at such Participating Hotel, such that the aggregate repair cost to LodgeNet for such repairs shall be equal to the product of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION times the number of rooms at such Participating Hotel ("CNS Obligation"). CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. The Participating Hotel has the option, in such event, of retaining LodgeNet to perform the necessary repairs to or correction of the CNS or of retaining another qualified firm to perform such work; provided, however, that in the event a firm other than LodgeNet performs such work, LodgeNet shall have the right to conduct a follow-up technical inspection of the CNS to determine whether the CNS meets the Agreed Standards. If the Participating Hotel elects not to repair the CNS pursuant to LodgeNet's requirements, or if the repairs completed by an outside firm do not meet the Agreed Standards, LodgeNet shall have the option to repair the CNS at LodgeNet's sole cost and expense to make such CNS adequate and compatible for interconnection with the Interactive TV. CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. After completion of the initial installation of the interactive television, any modifications to the interactive television required due to any change in or modification of the CNS by any person or entity other than LodgeNet or due to any changes in the interactive television channels shall be made by LodgeNet at the Participating Hotel's expense.

                  8.2 COMPLIMENTARY GUEST ROOMS. During the installation period, the Participating Hotel shall provide, based on its availability, up to the number of complimentary guest rooms specified on Schedule C-3, if necessary, to LodgeNet for installation personnel and such other space as may be reasonably required for equipment storage.

                  8.3      KEY DEPARTMENT; REPAIRS.

                           (a) Each Participating hotel shall assign
responsibility for the day-to-day operations of LodgeNet System to its engineering staff (hereinafter referred to as the "Key Department").

                           (b) The Key Department shall, at no cost to
LodgeNet, replace any failed room units with spare room units, if any, furnished by LodgeNet. If a technical problem arises other than the replacement of in-room television hardware, the integrated terminal, set-top box, set-back box, Remote, Nintendo Control or Keyboard (collectively, the "Room Unit"), Participating Hotel shall contact LodgeNet by telephone within twelve (12) hours of discovery by such Participating Hotel. If necessary, LodgeNet will dispatch a technician to make required repairs.

                           (c) Any repairs to or replacements of any portion
of the LodgeNet System made necessary because of willful or grossly negligent acts of a Participating Hotel, any of its employees, contractors or agents, will be performed by LodgeNet; provided however, that Participating Hotel shall promptly reimburse LodgeNet for the reasonable costs of repair.

                  8.4      IN-ROOM TELEVISIONS.

                           (a) MAINTENANCE OF IN-ROOM TELEVISIONS. LodgeNet
shall arrange for and administer a television maintenance program for the Participating Hotels. Pursuant to the program, the costs of television maintenance for all in-room television sets CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION or less in Participating Hotels, other than maintenance caused by the abuse of a guest, employee or agent of a Participating Hotel, shall be paid by LodgeNet; provided, however, that CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION between the Participating Hotel and LodgeNet as set forth on Schedule C attached hereto. The cost of all other television maintenance shall be the cost and responsibility of the Participating Hotel.

                           (b) INSTALLATION OF IN-ROOM TELEVISIONS. LodgeNet
shall install any and all new televisions at any Participating Hotel, at no charge to Hilton or such Participating Hotel, during such time as it initially installs the LodgeNet Equipment at such Participating Hotel.

                  8.5 TRAINING. LodgeNet shall, at no cost to Hilton or the Participating Hotels, provide proper training to Participating Hotel personnel during normal working hours regarding the promotion, daily operation, and maintenance of the Service.

                  8.6 ELECTRICAL POWER. Costs for use of electrical power shall be at the Participating Hotels' sole cost and expense.

                  8.7 COMPLIANCE WITH GOVERNMENT RULES AND REGULATIONS. LodgeNet shall operate the LodgeNet Equipment during the Term hereof in compliance with all present and future rules and regulations imposed by any local, state or federal authority having jurisdiction with respect thereto (including, without limitation the rules and regulations of the Federal

Communications Commission (the "FCC") and the Federal Aviation Administration (the "FAA"). LodgeNet, upon written request by Hilton or any Participating Hotel, promptly shall forward to Hilton or such Participating Hotels, as applicable, copies of all applications for all FCC operating licenses (if required) and copies of other licenses which it has been issued pertinent to this Agreement. LodgeNet shall have at all times any licenses, permits and approvals necessary for the installation or operation of the Equipment.

                  8.8 MODIFICATIONS OR CHANGES TO, OR REMOVAL OF, LODGENET EQUIPMENT. Prior to installation of the LodgeNet Equipment, or any modifications or changes to or removal of the LodgeNet Equipment, if any, LodgeNet shall comply with the following:

                           (a) LodgeNet shall submit in writing all plans for
such installations, modifications or changes for the Participating Hotel's approval, except with respect to changes or modifications (i) that are conducted in LodgeNet's ordinary course of business, (ii) that do not interfere with the Participating Hotel's systems or operations and (iii) do not affect the amount of space the LodgeNet Equipment occupies in the Licensed Area. No other equipment shall be added to the Licensed Area without the Participating Hotel's prior written consent.

                           (b) Prior to commencement of any work, LodgeNet
shall obtain the Participating Hotel's prior written approval and any required approvals of all federal, state and local agencies. If requested, LodgeNet shall promptly deliver to the Participating Hotel or Hilton, as applicable, written proof of compliance with any specific applicable federal, state and local laws, rules and regulations in connection with any installations, modifications or changes to or removal of the LodgeNet Equipment (together, "Modifications").

                           (c) All of such Modifications shall conform to the
Participating Hotel's design specifications, weight and windload requirements, and shall not interfere with any other vendor's, licensee's or tenant's preexisting radio communications systems and equipment located in and upon the Licensed Area, and shall be in compliance with all applicable local, state and federal government requirements, including but not limited to zoning, FAA and FCC specifications. Notwithstanding the foregoing, such Modifications shall not interfere with any Participating Hotel systems or operations, regardless of whether such systems or operations existed prior or subsequent to the Modifications. In the event that (i) any Modifications do interfere with a Participating Hotel's systems or operations and (ii) such systems or operations did not exist prior to the Modifications, LodgeNet shall pay up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the actual cost per Participating Hotel to remedy such interference ("Interference Fee"); provided, however, that LodgeNet shall not pay the Interference Fee more than two (2) times per Participating Hotel during the Term of this Agreement.

                           (d) All of the LodgeNet Equipment shall be marked
clearly with waterproof labels to show LodgeNet's name, address, and telephone number, FCC call sign, frequency and location (if any). All coaxial cable relating to the LodgeNet Equipment shall be identified in the same manner at the bottom and top of the line. All LodgeNet Equipment shall be installed in a manner so as to be reasonably inaccessible to unauthorized persons and to pose no hazard to safety of life or property with respect to persons or property on or about the site.

                           (e) Hilton and the Participating Hotels each
reserve the absolute right to withhold approval in all matters where their approval is required, if they should determine (in their sole discretion), that a reasonable possibility or a threat of interference or other disruption to the business of the Participating Hotel or Hilton or to the Guests exists.

                           (f) In the event a zoning variance is required at
any Participating Hotel in connection with the installation or modification of LodgeNet's Equipment, the Participating Hotel shall have the right, at its sole discretion, either to (i) cancel this Agreement as to that specific Participating Hotel, or (ii) allow LodgeNet at LodgeNet's sole cost and expense, to obtain such variance. Should LodgeNet not obtain such variance within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, the Participating Hotel shall have the right to cancel this Agreement with respect to such Participating Hotel at the end of such CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           (g) All work performed at the site in connection
with the installation and modification of LodgeNet's Equipment shall be performed in a workmanlike manner by LodgeNet employees or contractors (which LodgeNet employees or contractors shall be subject to the Participating Hotel's approval), at LodgeNet's sole cost and expense. All LodgeNet employees, contractors and subcontractors shall be properly licensed.

                           (h) If LodgeNet requires access to the Licensed
Area, LodgeNet shall provide twenty-four (24) hours prior notice to the Director of Property Operations or the Manager on Duty at such Participating Hotel for such access. In the event of an emergency, LodgeNet may have access to the LodgeNet Equipment on a twenty-four (24) hour basis with reasonable notice to the above Participating Hotel officials. The Participating Hotels shall not unreasonably deny access to LodgeNet.

         Section 9         INTERFERENCE

                  9.1      LODGENET INTERFERENCE EVENT.

                           (a) The installation, operation, maintenance
and/or removal (together, the "Installation/Maintenance") of the LodgeNet Equipment shall not interfere in any way, including but not limited to by way of any transmission or emission by electromagnetic, radio, wireless, satellite, cellular, analog or digital transmissions or microwave, in any manner whatsoever, including but not limited to health, mechanical, physical or electrical effects, with (i) the respective Participating Hotel's preexisting equipment, facilities, operations or guests; (ii) any present or future guest or present tenant in the respective Participating Hotel in which a Licensed Area is located; or (iii) any other third party in operation at the time of the installation of the LodgeNet Equipment, including, but not limited to, any radio or other systems operated by Hilton, the respective Participating Hotel, the FAA, any other governmental or quasi-governmental agencies operating in or about the respective Participating Hotel's, no matter where or when such systems are installed (any such interference shall be referred to herein as a "LodgeNet Interference Event").

                           (b) If a LodgeNet Interference Event occurs and is
not rectified within thirty (30) days:

                                    (i) Hilton or the respective
Participating Hotel, upon the expiration of the thirty (30) day cure period, at its option, may terminate this Agreement at the specific Participating Hotel, disconnect power and require LodgeNet, at LodgeNet's sole cost and expense, to remove any and all of the Equipment; or

                                    (ii) Hilton or the respective
Participating Hotel, at its option, may (without termination of the Agreement) eliminate or remedy such interference at LodgeNet's sole cost and expense. LodgeNet's duty to pay all fees required under this Agreement shall continue through any cure period and despite any suspension of LodgeNet's operations pursuant to this paragraph.

                  9.2      PARTICIPATING HOTEL INTERFERENCE EVENT.

                           (a) Notwithstanding the foregoing,
Installation/Maintenance of the LodgeNet Equipment shall not interfere in any way, including but not limited to by way of any transmission or emission by electromagnetic, radio, wireless, satellite, cellular, analog or digital transmissions or microwave, in any manner whatsoever, including but not limited to health, mechanical, physical or electrical effects, with any Participating Hotels' systems or operations, regardless of whether such Participating Hotels' systems or operations were installed prior or subsequent to the LodgeNet Equipment. In the event that (i) any Installation/Maintenance interferes with a Participating Hotel's systems or operations, (ii) such systems or operations did not exist prior to the Installation/Maintenance and (iii) such interference is caused by a Participating Hotel system or operation and is not the result of interference by a third party vendor or supplier (a "Participating Hotel Interference Event"), LodgeNet shall pay up to the Interference Fee to remedy such interference; provided, however, that LodgeNet shall not pay the Interference Fee more than two (2) times per Participating Hotel during the Term of this Agreement.

                           (b) If a Participating Hotel Interference Event
occurs and, after payment by LodgeNet of the Interference Fee, is not rectified within thirty (30) days:

                                    (i) Hilton or the respective
Participating Hotel, upon the expiration of the thirty (30) day cure period, at its option, may terminate this Agreement at the specific Participating Hotel, disconnect power and require LodgeNet to remove any and all of the Equipment; or

                                    (ii) Hilton or the respective
Participating Hotel may (without termination of the Agreement) eliminate or remedy such interference. LodgeNet's duty to pay all fees required under this Agreement shall continue through any cure period and despite any suspension of LodgeNet's operations pursuant to this paragraph.

                  In the event Hilton or a Participating Hotel terminates this Agreement pursuant to Section 9.2(b)(i) above as a result of a Participating Hotel Interference Event, then such Participating Hotel shall reimburse LodgeNet CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                           (c) In the event that a Participating Hotel
Interference Event occurs, LodgeNet acknowledges that its sole remedy, in lieu of any and all other remedies at law, or in equity, shall be the remedy specified in this Section 9.2.

                  9.3 ACKNOWLEDGMENT AND WAIVER. LodgeNet hereby acknowledges that Hilton and/or the respective Participating Hotel has licensed, and/or will continue to license access for other types of equipment and services at such Participating Hotel. LodgeNet accepts this Agreement with this knowledge and, subject to Sections 9.1 and 9.2 above, waives any and all claims against Hilton or the respective Participating Hotel resulting from or attributable to interference caused by presently existing facilities or methods of operation employed by Hilton in its business upon the site. LodgeNet also waives any and all claims against Hilton or the respective Participating Hotel and against any other licensee, vendor or tenant of Hilton or such Participating Hotel because of interference resulting to LodgeNet by virtue of equipment, facilities or operations employed by Hilton or such Participating Hotel or by any other licensee, vendor or tenant of Hilton's or of such Participating Hotel's in its business upon the premises of any Participating Hotel. In the event this Agreement is terminated pursuant to Section 9.1 or 9.2 above, LodgeNet shall pay to Hilton and the respective Participating Hotel any fees due for the period up to the termination of this Agreement. Any advance fee payments for periods after the termination of this Agreement will be reimbursed to LodgeNet. The foregoing notwithstanding, Hilton and the respective Participating Hotel shall use commercially reasonable efforts to prevent future installations from interfering with LodgeNet's Equipment or the provision of the Services.

         Section 10        MAINTENANCE AND REMOVAL OF LODGENET'S EQUIPMENT;
                           SITE MAINTENANCE

                  10.1 MAINTENANCE OF LODGENET EQUIPMENT AND IMPROVEMENTS. LodgeNet, at its sole cost and expense, shall be responsible for the maintenance of the LodgeNet Equipment and improvements, if any, at the Participating Hotels and shall keep all areas neat and clean, in accordance with all applicable laws and regulations and this Agreement. LodgeNet shall not create any nuisance, interfere with, annoy or disturb any other contractor or licensed vendor of Hilton or any contractor, licensee, vendor, tenant or guest of the Participating Hotels. The Participating Hotels, at their sole cost, shall maintain the Licensed Areas in good repair to permit LodgeNet to use the Licensed Areas at the Participating Hotels as intended by the parties as embodied in this Agreement. Neither Hilton nor the Participating Hotels shall have any obligation to obtain licenses for LodgeNet or maintain, insure, operate or safeguard the LodgeNet Equipment. All maintenance work shall be performed by LodgeNet employees and contractors (which LodgeNet employees or contractors shall be subject to the Participating Hotel's approval). In the event the Participating Hotel, in its reasonable opinion, determines that any structural modifications or repairs need to be made to any portion of a specific Participating Hotel as a result of the presence of the LodgeNet Equipment or other LodgeNet improvements, the Participating Hotel shall notify LodgeNet of needed modifications and repairs. LodgeNet, at its sole cost and expense, shall have the right to immediately make all such noticed modifications or repairs in accordance with the terms of this Agreement. In the event LodgeNet elects not to exercise such right, or its exercise is unreasonably denied, Hilton or the Participating Hotel shall have the right to terminate this Agreement as to that specific Participating Hotel by giving thirty (30) days written notice to LodgeNet of such termination.

                  10.2 REMOVAL OF LODGENET EQUIPMENT. Other than during any default by LodgeNet in the performance of its obligations hereunder, at the expiration of this Agreement or earlier termination thereof, LodgeNet may remove all the LodgeNet Equipment at LodgeNet's sole cost and expense in accordance with the terms of this Agreement. Any and all removal of the LodgeNet Equipment shall be performed by LodgeNet employees and contractors (which LodgeNet employees or contractors shall be subject to the Participating Hotel's approval) and in accordance with a previously approved removal plan, performed in a workmanlike manner, without creating any interference, damage or destruction to any other equipment, structures or operations at the Participating Hotels or to any other equipment of other vendor, contractor or licensee thereon ordinary wear and tear excepted. If LodgeNet fails to remove such LodgeNet Equipment within sixty (60) days following termination of this Agreement, the Participating Hotel may in each instance remove the LodgeNet Equipment at LodgeNet's sole cost and expense. If LodgeNet causes any damage to the equipment of the respective Participating Hotel or other licensees or vendors, such damage shall be immediately repaired or eliminated by LodgeNet. In the event LodgeNet fails to make such repairs within five (5) days, the Participating Hotel may perform all the necessary repairs at LodgeNet's sole cost and expense and such sum shall be immediately due upon the rendering of an invoice as an additional fee hereunder. The foregoing notwithstanding, LodgeNet shall not remove installed or fixed wiring, including installed in electrical closets, conduits, subceilings or attic spaces. In all instances, such wiring shall become property of the respective Participating Hotels.

         Section 11        HAZARDOUS SUBSTANCES

                  11.1 LodgeNet represents, warrants and covenants that it will conduct its activities at the Participating Hotels in compliance with all applicable Environmental Laws (as hereinafter defined).

                  11.2 LodgeNet agrees to defend, indemnify and hold Hilton and its affiliates harmless from and against any and all claims, causes of action, demands and liability including but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and attorneys' fees that Hilton, the Participating Hotels or their affiliates may suffer due to the existence or discovery of any Hazardous Substance (as hereinafter defined) at the Participating Hotels or the migration of any Hazardous Substance to other properties or released into the environment, that are caused by or result from LodgeNet's activities at the Participating Hotels.

                  11.3 The indemnification in this Section 11 shall survive the expiration or earlier termination of this Agreement.

                  11.4 As used in Section 11, "Environmental Laws" means all federal, state and local environmental laws, rules, regulations, ordinances, judicial or administrative decrees, orders, decisions authorizations or permits pertaining to the protection of human health and/or the environment, including but not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Clean Air Act, 42 U.S.C.
Section 7401 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 1101 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Oil Pollution Control Act, 33 U.S.C. and any other comparable local, state or federal statute or ordinance pertaining to the environment or natural resources and all regulations pertaining thereto. This definition includes all federal, state and local land use laws dealing with environmental sensitivity, including, but not limited to, laws regarding wetlands, steep slopes, aquifers, critical or sensitive areas, shore lines, fish and wildlife habitats or historical or archeological significance.

                  11.5 As used in this Section 11, "Hazardous Substance" means any hazardous substances as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time; any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time; any and all materials or substances defined as hazardous pursuant to any federal, state or local laws or regulations or orders and any substance which is or becomes regulated by any federal, state or local governmental authority; any oil petroleum products and their by-products.

         Section 12        INSURANCE

                  12.1 For each Participating Hotel, LodgeNet shall maintain in force during the term of this Agreement, at its own expense, with responsible insurance companies that have an A.M. Best Company rating of "A VIII" or better, liability insurance policies, including commercial general and automobile liability insurance in an amount not less than Five Million Dollars ($5,000,000) per occurrence. LodgeNet shall also provide worker's compensation in an amount not less than the statutory requirements required by the State and employers liability coverage in the amount of Five Million Dollars ($5,000,000) per accident, per disease policy limit and per disease per employee covering all employees of LodgeNet

                  12.2 All policies will name Hilton, its affiliates and subsidiaries, and the respective Participating Hotels and officers and directors as "Additional Insureds." All policies of insurance shall be considered primary of any existing similar insurance carried by Hilton, and Participating Hotel or LodgeNet. LodgeNet shall provide Hilton with Certificates of Insurance carried by LodgeNet. If requested by Hilton or the Participating Hotels, LodgeNet shall furnish certified copies of insurance carried. Copies of said Certificates of Insurance or certified policies of insurance shall be delivered to the offices of Hilton and/or the Participating Hotels by LodgeNet and must be kept current during the term of this Agreement. No Policy of Insurance shall be canceled or materially changed without thirty (30) days prior written notice to Hilton and/or the Participating Hotels.

         Section 13        INDEMNIFICATION

                  13.1 INDEMNIFICATION BY LODGENET. LodgeNet hereby agrees to indemnify, defend and hold Hilton, the Participating Hotels, and their respective partners, subsidiaries, affiliates, licensees, and allied companies and each of their officers, directors, agents, contractors, subcontractors and employees (collectively, "Hilton Indemnitees") harmless from and against any and all claims, liabilities, losses, judgments, settlements, awards, damages, fines, penalties and costs of whatsoever nature (including legal fees, expert witness fees and other expenses and including the value of the services of in-house counsel) ("Losses"), and whether or not occurring during the term hereof or occasioned or contributed to by the negligence or misconduct of Hilton, a Participating Hotel, or any agent or employee of the Hilton Indemnitees, or any of them (except and to the extent
(a) as otherwise prohibited by applicable law or (b) as determined by a final and non-appealable judgment by a court of competent jurisdiction that such Losses were occasioned by the gross negligence or willful misconduct of such Hilton Indemnitee), and whether by reason of death of or injury to any person or loss of or damage to any property or otherwise, arising out of or in any way connected with actions or omissions of LodgeNet under this Agreement, including without limitation, (i) a breach of LodgeNet's representations, warranties, covenants agreements and licenses hereunder, (ii) any claim arising out of the VOD Services provided by LodgeNet or any of its subcontractors hereunder, (iii) any claim arising out of the possession or use of the VOD Services or the LodgeNet Equipment or any other hardware, software networks, interfaces or content provided by LodgeNet, (iv) any claim arising out of showing non-theatrical programming or
(v) any related act or failure to act by LodgeNet, its agents, contractors, subcontractors, servants employees or invitees, including without limitation the use of the Licensed Areas and any allegation that the LodgeNet Equipment or services or any part of the LodgeNet Equipment or services infringes any rights of any other person, including without limitation copyright, patent, trade secret, trademark, artist rights, droit moral, privacy, publicity or other intellectual property laws and any claim of unfair competition, whether or not occurring during the term hereof or occasioned or contributed to by the negligence of a Hilton Indemnitee or an agent or employee of the Hilton Indemnitees, or any of them (except and to the extent (a) as otherwise prohibited by applicable law or (b) as determined by a final and non-appealable judgment by a court of competent jurisdiction that such Losses were occasioned by the gross negligence or willful misconduct of such Hilton Indemnitee). In the event that any claim is made or any action or proceeding is brought against the Hilton Indemnitees, or any of them, arising out of or connected with this Agreement, any such Indemnitee may by notice to LodgeNet, elect to require LodgeNet, at LodgeNet's sole cost and expense, to resist such claim or take over the defense of any such action or proceeding and employ counsel for such purpose, such counsel to be subject to the prior approval of such Hilton Indemnitee. A Hilton Indemnitee making such claim shall provide LodgeNet with notice of such claim within one hundred eighty
(180) days of such Hilton Indemnitee obtaining actual knowledge of such claim.

                  13.2 INDEMNIFICATION BY HILTON. Hilton hereby agrees to indemnify, defend and hold LodgeNet and its partners, subsidiaries, affiliates, licensees, and allied companies and each of their officers, directors, agents, contractors, subcontractors and employees (collectively, "LodgeNet Indemnitees") harmless from and against any and all Losses and whether or not occurring during the term hereof or occasioned or contributed to by the negligence of LodgeNet or any agent or employee of the LodgeNet Indemnitees, or any of them (except and to the extent (a) as otherwise prohibited by applicable law or (b) as determined by a final and non-appealable judgment by a court of competent jurisdiction that such Losses were occasioned by the gross negligence or willful misconduct of LodgeNet Indemnitee), arising out of or in any way connected with a claim by On Command Corporation of tortious interference with business relationship unrelated in any manner to LodgeNet. In the event that any claim is made or any action or proceeding is brought against the LodgeNet Indemnitees, or any of them, arising out of or connected with this Agreement, any such LodgeNet Indemnitee may by notice to Hilton, elect to require Hilton, at Hilton's sole cost and expense, to resist such claim or take over the defense of any such action or proceeding and employ counsel for such purpose, such counsel to be subject to the prior approval of such LodgeNet Indemnitee. A LodgeNet Indemnitee making such claim shall provide Hilton with notice of such claim within one hundred eighty (180) days of such LodgeNet Indemnitee obtaining actual knowledge of such claim.

         Section 14        LIENS

         In every instance, LodgeNet covenants and agrees to keep the equipment and property of Hilton and the Participating Hotels and the Licensed Areas free and clear from any and all liens for work performed or materials furnished hereunder, other than Permitted Liens (as defined below), such failure shall represent a material default of this Agreement, subject to the cure provisions in Section 20.1, and LodgeNet agrees to indemnify the Hilton Indemnitees from and against any and all costs, expenses, losses and all damage resulting from the filing of any such liens against Hilton and the Participating Hotels or the Licensed Areas of Hilton and the Participating Hotels. As a condition to payment hereunder, LodgeNet shall from time to time, upon request by Hilton or the Participating Hotel, furnish waivers or releases of such liens or receipts in full for all claims for such work or materials and an affidavit that all such claims have been fully satisfied. "Permitted Liens" shall mean (i) mechanics liens arising in the ordinary course of business securing amounts that are not delinquent outside of the ordinary course of business, and (ii) liens for taxes not yet due and payable.

         Section 15        OWNERSHIP

                  15.1 LODGENET EQUIPMENT. Ownership of the LodgeNet Equipment shall be and remain vested in LodgeNet at all times. The Equipment shall not under any circumstances constitute, be or be deemed to be fixtures annexed to Hilton's or the Participating Hotels' real property and the LodgeNet Equipment shall at all times be and remain free and clear of any claims, liens, or encumbrances created by Hilton or the Participating Hotels.

                  15.2 VOD SERVICES. Hilton and the Participating Hotels agree that the VOD Services are subject to certain copyright agreements and other restrictions. Hilton and the Participating Hotels agree not to knowingly permit anyone other than a Guest (or the Guest's invitees or guests) to view the VOD Services, or to allow any viewing or access to the VOD Services other than in guest rooms. Hotel shall also not knowingly allow any taping or copying of any VOD Services.

         Section 16        RIGHT TO ENTER OR GRANT ENTRY

         Hilton and each of the respective Participating Hotels shall have the right, without liability to LodgeNet, to allow a duly authorized officer or agent of a federal, state or local governmental agency, admittance to the Licensed Areas at any time and from time to time, as needed or requested by such agency. It is specifically understood that such agency need not obtain a search warrant or provide a subpoena.

         Section 17        LODGENET'S PROPERTY

         All property belonging to LodgeNet, its employees, agents, or invitees of the Licensed Areas that is in the Participating Hotels, or the Licensed Areas, shall be there at the risk of LodgeNet or other person only, and neither Hilton nor the Participating Hotels shall be liable for damage thereto for theft or misappropriation thereof or any other loss or damage. Further, LodgeNet shall indemnify and hold harmless Hilton and the Participating Hotels from any claims, causes of action arising from theft or misappropriation of the property belonging to the aforementioned. Nothing herein to the contrary shall require LodgeNet to indemnify or hold harmless Hilton for the gross negligence or intentional tortious acts of Hilton's employees or agents. The burden of proving such intent shall be upon LodgeNet.

         Section 18        CONFIDENTIALITY

                  18.1 HILTON CONFIDENTIAL INFORMATION. As a result of LodgeNet's engagement by Hilton, LodgeNet agrees and acknowledges that it has access to Hilton Confidential Information (as defined in Exhibit 3 which is hereby incorporated into this Agreement by this reference) that is proprietary to Hilton and highly sensitive in nature. Further, LodgeNet agrees and acknowledges that it occupies a position of trust and confidence in respect to Hilton's affairs and business. Accordingly, LodgeNet hereby agrees to take the steps set forth in Section 18.3 to preserve the confidential and proprietary nature of the Hilton Confidential Information.

                  18.2 LODGENET CONFIDENTIAL INFORMATION. As a result of LodgeNet's engagement by Hilton, Hilton agrees and acknowledges that it has access to LodgeNet Confidential Information (as defined below) that is proprietary to LodgeNet and highly sensitive in nature. Accordingly, Hilton hereby agrees to take the following steps to preserve the confidential and proprietary nature of the LodgeNet Confidential Information. For purposes of this Agreement, "LodgeNet Confidential Information" means information or material that (a) is not generally known by personnel outside of LodgeNet,
(b) relates to the VOD Services, the LodgeNet Equipment, or the business of LodgeNet, (c) is conspicuously marked "confidential" on each individual page delivered, (d) is delivered to a Senior Vice President or President of Hilton, (e) is accepted by a Senior Vice President or President of Hilton and
(f) shall be deemed to include the terms of this Agreement.

                  18.3     TREATMENT OF HILTON CONFIDENTIAL INFORMATION

                           (a) NO DISCLOSURE During and after LodgeNet's
engagement with Hilton, LodgeNet will not use, disclose or otherwise permit any person or entity access to any of the Hilton Confidential Information other than as required in the performance of LodgeNet's duties with Hilton. Further, LodgeNet will not sell, license or otherwise exploit any products or services (including software in any form) that embody in whole or in part any Hilton Confidential Information. Hilton Confidential Information will be used solely for the purpose of fulfilling its duties under this Agreement and will be kept confidential by LodgeNet and its officers, directors, employees and advisors (collectively, "LodgeNet Parties").

                           (b) EXCEPTIONS. Hilton Confidential Information
may be disclosed (i) to LodgeNet Parties who need to know such information for the purpose of fulfilling their duties under this Agreement, (ii) as required by a final, nonappealable order, provided Hilton has the opportunity to contest such order at its expense (unless the order relates to or arises from a breach of this Agreement by a LodgeNet Party, in which event such contest shall be at LodgeNet's sole cost and expense), and (iii) as required pursuant to the rules and regulations of the Securities and Exchange Commission.

                           (c) PREVENT DISCLOSURE. LodgeNet will take all
reasonable precautions to prevent disclosure of Hilton Confidential Information to unauthorized persons or entities.

                           (d) RETURN ALL MATERIALS. Upon termination of
LodgeNet's engagement with Hilton for any reason whatsoever, LodgeNet will deliver to Hilton all tangible materials embodying, containing or reflecting the Hilton Confidential Information, including, without limitation, any documentation, records, listings, notes, scores, drafts, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment that in any way relate to the Hilton Confidential Information. Further, LodgeNet agrees not to retain any copies, extracts or other reproductions of the above materials.

                           (e) INJUNCTIVE RELIEF.

                                    (i) LodgeNet understands that monetary
damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any of the Hilton Confidential Information and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such Hilton Confidential Information.

                                    (ii) LodgeNet further understands that
the rights granted and services to be provided to Hilton hereunder are of a special, unique, unusual, extraordinary and intellectual character, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages; a breach by LodgeNet hereunder or the failure by LodgeNet to render services hereunder would cause Hilton irreparable injury and damage. Accordingly, Hilton shall be entitled to injunctive or other equitable relief to prevent such breach.

                                    (iii) All rights granted to Hilton are
irrevocable and without right of rescission by LodgeNet or reversion to LodgeNet under any circumstances whatsoever, and if Hilton elects to terminate (or purports to terminate) this Agreement (and even if such termination or purported termination is ultimately determined by a court to have been without proper legal cause or it is ultimately determined by such court that Hilton committed any material breach of this Agreement), LodgeNet's rights and remedies in any event whatsoever shall be strictly limited, if otherwise available, to the recovery of damages and in no event shall LodgeNet have the right to rescind this Agreement, revoke any of the rights herein granted, or enjoin or restrain the exploitation of the project for which LodgeNet is rendering services hereunder or other project or work based on such project.

                  18.4     TREATMENT OF LODGENET CONFIDENTIAL INFORMATION

                           (a) NO DISCLOSURE During and after Hilton's
engagement with LodgeNet , Hilton will not use, disclose or otherwise permit any person or entity access to any of the LodgeNet Confidential Information other than as required in the performance of Hilton's duties with LodgeNet. Further, Hilton will not sell, license or otherwise exploit any products or services (including software in any form) that embody in whole or in part any LodgeNet Confidential Information. LodgeNet Confidential Information will be used solely for the purpose of fulfilling its duties under this Agreement and will be kept confidential by Hilton and its officers, directors, employees and advisors (collectively, "Hilton Parties").

                           (b) EXCEPTIONS. LodgeNet Confidential Information
may be disclosed (i) to Hilton Parties who need to know such information for the purpose of fulfilling their duties under this Agreement, (ii) as required by a final, nonappealable order, provided LodgeNet has the opportunity to contest such order at its expense (unless the order relates to or arises from a breach of this Agreement by a Hilton Party, in which event such contest shall be at Hilton's sole cost and expense) and (iii) as required pursuant to the rules and regulations of the Securities and Exchange Commission.

                           (c) PREVENT DISCLOSURE. Hilton will take all
reasonable precautions to prevent disclosure of LodgeNet Confidential Information to unauthorized persons or entities.

                           (d) RETURN ALL MATERIALS. Upon termination of
Hilton's engagement with LodgeNet for any reason whatsoever, Hilton will deliver to LodgeNet all tangible materials embodying, containing or reflecting the LodgeNet Confidential Information, including, without limitation, any documentation, records, listings, notes, scores, drafts, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment that in any way relate to the LodgeNet Confidential Information. Further, Hilton agrees not to retain any copies, extracts or other reproductions of the above materials.

                           (e) INJUNCTIVE RELIEF.

                                    (i) Hilton understands that monetary
damages will not be sufficient to avoid or compensate for the unauthorized use or disclosure of any of the LodgeNet Confidential Information and that injunctive relief would be appropriate to prevent any actual or threatened use or disclosure of such LodgeNet Confidential Information.

                                    (ii) Hilton further understands that the
rights granted and services to be provided to LodgeNet hereunder are of a special, unique, unusual, extraordinary and intellectual character, giving them peculiar value, the loss of which cannot be reasonably or adequately compensated in damages; a breach by Hilton hereunder or the failure by Hilton to render services hereunder would cause LodgeNet irreparable injury and damage. Accordingly, LodgeNet shall be entitled to injunctive or other equitable relief to prevent such breach.

                                    (iii) All rights granted to LodgeNet are
irrevocable and without right of rescission by Hilton or reversion to Hilton under any circumstances whatsoever, and if LodgeNet elects to terminate (or purports to terminate) this Agreement (and even if such termination or purported termination is ultimately determined by a court to have been without proper legal cause or it is ultimately determined by such court that LodgeNet committed any material breach of this Agreement), Hilton's rights and remedies in any event whatsoever shall be strictly limited, if otherwise available, to the recovery of damages and in no event shall Hilton have the right to rescind this Agreement, revoke any of the rights herein granted, or enjoin or restrain the exploitation of the project for which Hilton is rendering services hereunder or other project or work based on such project.

         Section 19        ADDITIONAL COVENANTS OF LODGENET

                  19.1     NOTICE COVENANTS.

                           (a) NOTICE OF BREACH ETC. Promptly upon any
officer of LodgeNet obtaining knowledge (a) of any condition or event that constitutes a condition or event that, with notice or the passage of time, or both, would permit Hilton to terminate this Agreement pursuant to Section
20.1 hereof, (b) that any person or entity has given notice to LodgeNet or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 20.1 hereof or (c) of any condition or event having or which could reasonably be expected to have a material adverse effect on LodgeNet or this Agreement, then LodgeNet shall deliver to Hilton a certificate signed by its President specifying the nature and period of existence of such condition or event, or specifying the notice given or action taken by such person or entity and the nature of the event or condition, and what action LodgeNet has taken, is taking and proposes to take with respect thereto.

                           (b) OTHER INFORMATION. LodgeNet agrees to provide
Hilton, with reasonable promptness, such other information and data with respect to LodgeNet (i) as required in this Agreement, including, without limitation pursuant to Section 19.1(a), and (ii) as from time to time may be requested by Hilton in its reasonable discretion.

                  19.2 MILESTONES. LodgeNet agrees to meet and maintain the milestones set forth set forth on Schedule E. Notwithstanding the foregoing, LodgeNet shall be excused from liability for the failure to meet the milestones set forth on Schedule E by reason of any act of God, fire, flood, explosion, earthquake, or other natural forces (together "Natural Disasters"). Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance.

                  19.3 DEBT COVENANTS. During the entire Term, LodgeNet hereby makes to Hilton and agrees to meet and maintain each of the covenants set forth in that certain $150,000,000 Second Amended and Restated Credit Agreement dated as of February 25, 1999 by and among LodgeNet, National Westminster Bank PLC, as Administrative Agent, BankBoston, N.A and Morgan Stanley Senior Funding, Inc. as Syndication Agents, and the Lenders Named Therein, as amended or superseded from time to time, which covenants are incorporated herein by reference.

                  19.4 DISABLING OF SOFTWARE; CESSATION OF SERVICES. CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

         Section 20        TERMINATION

                  20.1 TERMINATION BY HILTON. This Agreement shall be subject to termination by Hilton either at each applicable Participating Hotel or in total as defined below upon the occurrence of any of the following events:

                           (a) With respect to the applicable Participating
Hotel if LodgeNet fails to pay the sums to the applicable Participating Hotel called for in Section 5 hereof and such failure continues for three (3) days after written notice that the same is due.

                           (b) In total, if LodgeNet fails to pay any sums
owing Hilton and such failure continues for three (3) days after written notice that the same is due.

                           (c) In total, if LodgeNet shall, in any material
respect, violate or breach any of the terms, conditions or covenants hereof and shall not remedy such violation or breach within ten (10) days after receipt of written notice by LodgeNet of such violation or breach; provided; however, that if such violation or breach pertains to Sections 27.6(a) or 27.6(b) hereof, and such violation or breach is curable but the same cannot with due diligence be cured within ten (10) days, LodgeNet shall not be deemed to be subject to termination, if it shall within such ten (10) day period commence curing and thereafter diligently prosecutes the same to rapid completion); provided, further, that if Hilton is adversely affected as a result of LodgeNet's inability to cure such breach within such ten (10) day period, Hilton shall be able, to the extent such violation or breach has not been cured in its entirety, upon the expiration of such ten (10) day period, terminate this Agreement in total regardless of whether the violation or breach in question is in fact curable.

                           (d) At the applicable Participating Hotel, if
LodgeNet's operation and use of the Licensed Area shall at any time violate or fail to conform to covenants, conditions, standards or practices established herein regarding the use or operation of the Licensed Area or as may be modified or supplemented generally with respect to all vendors by the Participating Hotel from time to time in writing to LodgeNet, and such noncompliance is not cured within ten (10) days after written notice by the Participating Hotel to LodgeNet of such noncompliance.

                           (e) At each applicable Participating Hotel, if any
state or local statute, ordinance, rule or regulation hereafter promulgated by any legislative body or agency having jurisdiction over LodgeNet or the VOD Services shall have material negative impact on the VOD Services or the Participating Hotel.

                           (f) In total, if any federal statute, ordinance,
rule or regulation hereafter promulgated by any legislative body or agency having jurisdiction over LodgeNet or the VOD Services shall have material negative impact on the VOD Services, Hilton or the Participating Hotels in the aggregate.

                           (g) At each applicable Participating Hotel, in the
event that: (i) the premises upon which the Licensed Area is located should be sold; (ii) Hilton or the Participating Hotel should assign its rights to the site to a third party, or (iii) the Participating Hotel proposes, or is required for any reason, to renovate or demolish the Participating Hotel or a substantial portion thereof which includes all or a portion of the Licensed Area, then the Participating Hotel shall have the right, upon not less than one hundred eighty (180) days prior written notice to LodgeNet, to terminate this Agreement. In such event Hilton shall reimburse LodgeNet's CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per installed room (Guest or meeting).

LodgeNet shall notify the Participating Hotel of such costs in writing no later than ninety (90) days after installation.

                           (h) In total, if LodgeNet shall make an assignment
for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudged insolvent or shall admit in writing its inability to meet its obligations as they mature, or if a permanent receiver of all or any portion of LodgeNet's property shall be appointed in any judicial proceeding, or there shall be entered against it an order adjudicating it a bankrupt or insolvent or an order appointing a liquidator, receiver or trustee for it or all or substantially all of its assets or approving as properly filed against it a petition seeking reorganization, arrangement or other proceeding under any bankruptcy or other law for the relief of debtors, which order shall continue unstayed and in effect for, or which proceeding shall not be terminated and LodgeNet released from such proceeding within thirty (30) days, or if LodgeNet shall attempt to assign or encumber this Agreement or permit any other person, firm or corporation to conduct the business or Services provided for hereunder.

                           (i) In total, if during the Term, (i) a Superior
Technology (as defined below) is developed and (ii) Hilton's core lodging business is competitively disadvantaged because LodgeNet fails to implement, at terms no less favorable than those offered or made available to other hotel chains, such Superior Technology in the Participating Hotels within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after receiving written notice from Hilton; provided, however, that if within such CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION period, LodgeNet has not completed implementation of the Superior Technology but has commenced to diligently implement such Superior Technology to rapid completion, LodgeNet shall have up to an additional CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION period to complete implementation of the Superior Technology. For purposes of this Agreement, "Superior Technology" means a commercially available system, including software, that has the operational or technical capacity to deliver services that are substantially similar to the VOD Services in a manner that is more reliable, has more functionality, has more or better content, or is less expensive than the VOD Services. For example, the ability to deliver the VOD Services with fast-forward, rewind or pause functions would be considered a Superior Technology, assuming that the quality and price of the VOD Services were substantially equivalent.

                           (j) In total, if during the Term, (i) LodgeNet
becomes unable to fulfill its obligations hereunder and cannot cure such inability within thirty (30) days after receipt of written notice from Hilton or (ii) LodgeNet reasonably believes that it may be unable to or intends not to fulfill its obligations hereunder.

                           (k) In total, upon the failure by LodgeNet to meet,
in any material respect, any of the milestones set forth in Schedule E attached hereto, provided that such failure is not remedied within thirty (30) days after written notice of the occurrence of such failure; and

                           (l) In total, upon the breach by the Company of
any of the debt covenants set forth in Section 19.3 hereof, provided that such breach is not remedied within twenty (20) days after written notice of the occurrence of such breach.

                           (m) In total if (i) at any time during the Term,
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION or more Participating Hotels in the aggregate terminate their respective Hotel Service License Agreements as a result of a breach or violation by LodgeNet of any term, condition or covenant of such Hotel Service License Agreement, or (ii) at any time, beginning on the date that is two (2) years after the date of this Agreement, if CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION or more of the total installed room base at the Participating Hotels in the aggregate has been terminated as a result of breach or violation by LodgeNet of any term, condition or covenant of the applicable Hotel Service License Agreements.

                           (n) In total if, the term of any other written
agreement between LodgeNet and any entity that is an affiliate of Hilton (not including for this purpose Participating Hotels) shall be terminated as a result of a violation, default or breach by LodgeNet of a term, condition or covenant of such agreement, or LodgeNet shall breach, violate or otherwise refuse to honor or fulfill any of its obligations under that certain Warrant dated of even date herewith issued by LodgeNet to Hilton, Hilton reserves the right, upon thirty (30) days written notice to LodgeNet, (i) to terminate this Agreement, and (ii) to add any sums due Hilton and/or the Participating Hotels under that agreement to the Usage Fees due under this Agreement.

                           (o) In total if, during the term, there is a
Change of Control of LodgeNet (as defined on Schedule G), and the surviving entity or the entity controlling the surviving entity (i) is a competitor of Hilton in its core lodging business, (ii) does not possess the same or greater economic viability as LodgeNet currently possesses, (iii) is of such character that its reputation could reasonably be expected to adversely affect or otherwise harm Hilton's business or reputation, or (iv) lacks the operational or technical expertise reasonably necessary to provide the VOD Services.

                  LodgeNet acknowledges and agrees that upon the termination of this Agreement pursuant to this Section 20.1, the Master Service License Agreement between LodgeNet and each Participating Hotel shall become terminable by the Participating Hotel in accordance with the terms of such agreement. LodgeNet further acknowledges and agrees that Hilton shall, in its sole and absolute discretion, be entitled to notify each Participating Hotel of the termination of this Agreement and the reasons therefor without limitation of any type whatsoever as to the form or substance pursuant to which such notification is or shall be made. LodgeNet hereby releases Hilton from and against and hereby waives any and all claims, losses, damages, fees and expenses of every type whatsoever that it has or may in the future have arising from related to or made or to be made in connection with such notification and hereby covenants that it will not at any time make any claim against Hilton or any of its affiliates with respect to any such notification.

                  20.2     TERMINATION BY LODGENET.

                           (a) At each applicable Participating Hotel, the
Hotel Service License Agreement shall be subject to termination by LodgeNet upon the occurrence of a material violation or breach of any of the terms, conditions or covenants hereof by the Participating Hotel provided that the Participating Hotel does not remedy such violation or breach within thirty
(30) days after written notice by LodgeNet of such violation.

                           (b) At each applicable Participating Hotel, if
such Participating Hotel shall make an assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be adjudged insolvent or shall admit in writing its inability to meet its obligations as they mature, or if a permanent receiver of all or any portion of such Participating Hotel's property shall be appointed in any judicial proceeding, or there shall be entered against it an order adjudicating it bankrupt or insolvent or an order appointing a liquidator, receiver or trustee for it or all or substantially all of its assets or approving as properly filed against it a petition seeking reorganization, arrangement or other proceeding under any bankruptcy or other law for the relief of debtors, which order shall continue unstayed and in effect for, or which proceeding shall not be terminated and the Participating Hotel released from such proceeding within thirty (30) days.

                           (c) At each applicable Participating Hotel, if any
state or local statute, ordinance, rule or regulation hereafter promulgated by any legislative body or agency having jurisdiction over LodgeNet or the VOD Services shall have material negative impact on LodgeNet or the VOD Services.

                           (d) In total, if any federal statute, ordinance,
rule or regulation hereafter promulgated by any legislative body or agency having jurisdiction over LodgeNet or the VOD Services shall have material negative impact on LodgeNet or the VOD Services.

         Section 21        HOLDING OVER

                  21.1 HOLD-OVER WITH CONSENT. In every instance at the Participating Hotels, if LodgeNet, with Hilton's or the Participating Hotel's consent, leaves the LodgeNet Equipment in the Licensed Area after expiration or termination of the Term, or after the date in any notice given by Hilton or the Participating Hotel to LodgeNet terminating this Agreement, such event shall be deemed to be a month-to-month holdover terminable on thirty (30) days notice given at any time by either party. All provisions of this Agreement except those pertaining to the term of this Agreement shall apply to the month-to-month holdover.

                  21.2 HOLD-OVER WITHOUT CONSENT. In every instance at the Participating Hotels and in total, if LodgeNet, without Hilton's or the Participating Hotel's consent, leaves the LodgeNet Equipment in the Licensed Area after expiration or termination of the term, or after the date in any notice given by Hilton or a Participating Hotel to LodgeNet terminating this Agreement or a Hotel Service License Agreement, (a) Hilton or the Participating Hotel shall have the right to disconnect the LodgeNet Equipment and terminate the VOD Services; (b) notwithstanding the provisions of Section 23 hereof, the Participating Hotel shall have the right to relocate the LodgeNet Equipment, at LodgeNet's sole cost and expense, to another location selected by the Participating Hotel, for which LodgeNet shall pay reasonable storage rent, beginning thirty (30) days after the first day such LodgeNet Equipment is left in the Licensed Area without the Participating Hotel's consent; and (c) LodgeNet shall pay to the Participating Hotel fees CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, on a pro rata basis, for the time the LodgeNet Equipment remains in the Participating Hotel. In addition thereto, LodgeNet shall pay the Participating Hotel all direct and consequential damages sustained by reason of LodgeNet's retention of the Licensed Area, including the Participating Hotel's attorneys' fees.

         Section 22        SUBLICENSING AND ASSIGNMENT

                  22.1 NO SUBLICENSE OR ASSIGNMENT. LodgeNet may not sublicense the Licensed Area or assign the Agreement or any rights and obligations hereunder without the prior written consent of Hilton and the respective Participating Hotel, which consent shall be given or withheld in Hilton's and the Participating Hotel's sole discretion. Subject to the foregoing, the conditions, covenants and agreements in the foregoing Agreement to be kept and performed by the parties hereto shall bind and inure to the benefit of their successors and assigns.

                  22.2 CONSENT BY HILTON. In connection with any such transfer to which Hilton and/or the Participating Hotel may consent, LodgeNet agrees to furnish Hilton and/or the Participating Hotel with copies of all documents, and subsequent amendments thereto, executed in connection with such transfer. Any consent of Hilton and/or the Participating Hotel to a subletting, assignment or transfer of control shall be deemed to be a consent only to that initial subletting, assignment or transfer of control and shall not be deemed to be a consent to any further subletting, assignment or transfer of control, unless otherwise specified in such initial subletting, assignment or transfer of control. Further, notwithstanding any permitted subletting or assignment, LodgeNet shall remain fully responsible and liable for the payment of Usage Fees hereunder at all times and for compliance with all of LodgeNet's obligations under the terms, provisions and covenants of this Agreement.

         Section 23        RELOCATION OF LICENSED AREA AND/OR THE LODGENET
                           EQUIPMENT

         Each Participating Hotel, hereby reserves the right to require LodgeNet, upon ninety (90) days notice, to relocate all or a portion of the LodgeNet Equipment at any time during the Term as follows: (i) for the relocation of the LodgeNet Equipment on one occasion per Participating Hotel during the Term hereof, LodgeNet shall pay up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, and the Participating Hotel shall pay the remaining costs; or (ii) for any subsequent relocation per Participating Hotel during the Term, the Participating Hotel shall bear all the costs.

         Section 24        NATURE OF LICENSE

         The License granted hereby is a nonexclusive license for LodgeNet to use the Licensed Areas solely as required to perform its obligations hereunder, revocable according to the terms hereof. In no event shall this Agreement be deemed or construed to run with the land or create or vest any easements or other rights in Hilton or any of the Participating Hotels' properties.

LodgeNet agrees that no permanent or possessory interest shall accrue to LodgeNet in Hilton or any of the Participating Hotels' properties at any time or by exercise of the permission given hereunder, and that LodgeNet shall not claim any such interest in Hilton or any of the Participating Hotels' properties. THIS AGREEMENT DOES NOT CREATE ANY RECORDABLE INTEREST AND SHALL NOT BE RECORDED IN ANY OFFICIAL RECORDS.

         Section 25        NOTICES

         All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed given (a) when delivered personally, or (b) three (3) business days after being deposited in the United States mail, by certified and registered mail, return receipt requested, or (c) on the first business day after timely deposit with a reputable overnight courier service for next-day delivery, postage prepaid, and addressed as follows:;

                  25.1 TO HILTON. If intended for Hilton, addressed to the attention of General Counsel at

                                            Hilton Hotels Corporation
                                            9336 Civic Center Drive
                                            Beverly Hills, CA 90210
                                            (310) 278-4321

with copy to                                Allen Matkins Leck Gamble &
                                            Mallory LLP 1999 Avenue of the
                                            Stars, Suite 1800 Los Angeles, CA
                                            90067
                                            (310)788-2410
                                            Attention:  Mark J. Kelson, Esq.

or such other address as may from time to time hereafter be designated by Hilton by like notice.

                  25.2 TO LODGENET. If intended for LodgeNet, addressed to the attention of President at

                                            LodgeNet Entertainment Corporation
                                            3900 West Innovation Street
                                            Sioux Falls, SD  57107-7002
                                            (605) 988-1323


or to such other address as may from time to time hereafter be designated by LodgeNet by like notice.

         Section 26        ACCESS TO THE VOD SERVICES

                  26.1 UP TIMES. LodgeNet will provide the VOD Services and the LodgeNet Equipment consistently and in good operation and make them available to each Participating Hotel and its Guests at a minimum of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of the time (such that the VOD Services shall not be unavailable for more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per year); provided, however, that the VOD Services shall not be inoperable or otherwise unavailable, in whole or in part, for any consecutive period of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION during the Term. On a monthly basis, LodgeNet will provide Hilton and the respective Participating Hotel with a written report showing total detailed Service statistics, including availability, and the total number of usage access connections attempted and completed and failed.

                  26.2 FORCE MAJEURE. Except for the obligation to make payment when due, LodgeNet shall be excused from liability for the failure or delay in performance of its obligation under Section 26.1 above by reason of any Natural Disaster. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance. Notwithstanding the foregoing, LodgeNet, at its sole cost and expense, shall restore the VOD Services as soon as possible upon the occurrence of any Natural Disaster. Without limiting the foregoing, LodgeNet shall commence efforts to restore the VOD Service no later than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after the Natural Disaster and shall use best efforts to complete restoration of the VOD Services no later than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION after such Natural Disaster, provided the Participating Hotel is in operation.

         Section 27        REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                           LODGENET

         LodgeNet represents, warrants and covenants as follows:

                  27.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. LodgeNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. LodgeNet has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. LodgeNet is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on LodgeNet's business as presently conducted.

                  27.2 CORPORATE POWER. LodgeNet has all requisite corporate power and authority to execute and deliver this Agreement and any other agreements being entered into by LodgeNet in connection with the VOD Services and the LodgeNet Equipment and to carry out and perform its obligations under the terms of such agreements.

                  27.3 NO CONFLICTS. There are no agreements or arrangements, whether written or oral, that would be breached by LodgeNet upon execution of this Agreement or that would impair or prevent LodgeNet from performing its obligations hereunder, including, without limitation, rendering the VOD Services and providing the LodgeNet Equipment to Hilton during the term hereof. LodgeNet has and will maintain throughout the term hereof all qualifications required to perform the VOD Services and provide the LodgeNet Equipment hereunder and any other agreements being entered into by LodgeNet in connection with the VOD Services and the LodgeNet Equipment, and it has not made and will not make any commitment or do any act in conflict with this Agreement.

                  27.4 REQUESTED INFORMATION. LodgeNet shall promptly provide Hilton with all information reasonably requested by Hilton with respect to LodgeNet and its affiliates including their respective officers, directors or shareholders. The information requested may include but not necessarily be limited to financial condition, personal and family background, litigation, indictment, criminal proceedings and the like in which any of the aforementioned may have been involved (collectively, the "Requested Information"), solely in order for Hilton to determine that the Requested Information does not disclose any fact which might adversely affect, in any manner, any gaming licenses or permits held by Hilton or its affiliates or the current stature of Hilton or its affiliates with any gaming commission, board or similar regulatory agency.

                  27.5 PERMITS; CONSENTS; APPLICABLE LAWS AND REGULATIONS. LodgeNet shall secure and maintain (a) licenses, permits and approvals required by governmental authorities having jurisdiction over services to be performed by LodgeNet and (b) necessary patents, copyrights, distribution rights, licenses, releases, waivers, other intellectual property rights and other necessary consents of third parties. LodgeNet has and shall continue to comply with all applicable regulations and laws pertaining to censorship, importation or display of films at Participating Hotels, and LodgeNet shall be solely responsible on a continuing basis to secure, at LodgeNet's expenses, any and all permits and approvals respecting the programs, copyrights, distribution rights, music rights, releases and any other approvals as may be necessary for the purposes of this Agreement.

                  27.6     INTELLECTUAL PROPERTY RIGHTS.

                           (a) LodgeNet represents and warrants that the VOD
Services and the LodgeNet Equipment or any individual product or part thereof, including, without limitation, any software interfaces, or use of the VOD Services and the LodgeNet Equipment does not and shall not infringe upon or violate any right of privacy or publicity of, or constitute a libel, slander, or any unfair competition against, or infringe upon or violate any common law or registered (U.S. or foreign) intellectual property rights (including, without limitation, copyright, patent, trade secret, and/or trademark rights) and/or any common law rights or any other rights of any person, firm, corporation or other entity ("Third Party Intellectual Property Rights").

                           (b) If the VOD Service's system or the LodgeNet
Equipment or any part thereof, furnished by LodgeNet to the Participating Hotels becomes, or in the opinion of LodgeNet or Hilton may become, the subject of any claim, suit or proceeding for infringement of any Third Party Intellectual Property Rights, or if the use, lease or sale of such product or part is enjoined, LodgeNet shall implement one of the following actions at LodgeNet's option, and LodgeNet's sole cost and expense: (i) procure for the Participating Hotel the right under such patent or copyright to use, lease or sell, as appropriate, such system or part, or (ii) replace, modify, or remove such system or part. If the Participating Hotels or Hilton determine, in their reasonable discretion, that such replacement, modification, or removal of the system or part has or will have a significant negative impact on the overall functioning of the VOD Service, the Participating Hotels or Hilton each have the right to terminate this Agreement or the Hotel

Service License Agreement thirty (30) days after giving written notification to LodgeNet of such intention to terminate if LodgeNet has not remedied such violation or breach within thirty (30) days after such written notice. In the event of termination hereunder, LodgeNet agrees to remove the VOD Service and the LodgeNet Equipment as provided herein.

                           (c) LodgeNet represents and warrants that it has
full title to and ownership of or has licensed the software incorporated into VOD Services and interfacing with the Hilton software (the "Software"), all other LodgeNet products delivered hereunder and all intellectual property rights embodied in or used in connection therewith (collectively, the "LodgeNet Products"), free and clear of liens, claims and encumbrances, and that it has full power and authority to grant the licenses hereinabove. Hilton and the Participating Hotels' use of the LodgeNet Products will in no way constitute an infringement of any Third Party Intellectual Property Rights.

                           (d) LodgeNet hereby represents, warrants and
covenants that the Software shall contain no viruses, which shall mean any computer code intentionally designed to disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the computer program, or any other associated software, firmware, hardware, or computer system (including local area or wide-area networks), in a manner not intended by the creator(s) of such software, firmware, hardware, or computer system.

                           (e) LodgeNet acknowledges that this Agreement does
not confer upon LodgeNet any interest in or right to use any trademark, service mark or other intellectual property right of Hilton or any affiliates or subsidiaries (collectively referred to as the "Hilton Intellectual Property Rights") in connection with the VOD Services unless LodgeNet receives the prior written consent of Hilton which consent Hilton may grant or withhold in its sole discretion. LodgeNet further agrees that upon termination of this Agreement, LodgeNet shall immediately cease and discontinue all use of the Hilton Intellectual Property Rights. Further, if LodgeNet wishes to utilize the Hilton Intellectual Property Rights in advertising or promotional materials, it must submit such materials to Hilton for final approval before utilizing them. In no event may LodgeNet or any affiliated or associated person or entity utilize the Hilton Intellectual Property Rights in connection with any products or services other than the VOD Services. LodgeNet further acknowledges that this Agreement does not create or grant any rights in LodgeNet to use any intellectual property rights owned or controlled by any Participating Hotel or Hilton affiliate, or their affiliates.

                           (f) LodgeNet represents and warrants that the (i)
LodgeNet Products meet all specifications of the VOD Services and all other statements or claims in published documentation or other documentation delivered by LodgeNet regarding the VOD Services and (ii) the documentation accompanying the VOD System fully describes the proper procedure for using the VOD Services and the documentation is comprehensive enough to enable a person of average intelligence to operate the VOD Services.

                           (g) LodgeNet represents, warrants, and covenants
that the Software includes design, performance and functionality such that the Software will not generate any invalid and/or incorrect date-related results when used during any year during or after the calendar year 2000.

                  27.7 LITIGATION. There are no actions, suits, proceedings or investigations pending, or, to LodgeNet's knowledge, threatened, to which LodgeNet is a party or its property is subject which reasonably might be expected to result in any material adverse change in the business or financial condition of LodgeNet or any of its properties or assets, or in any material impairment of the right or ability of LodgeNet to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of LodgeNet, and none which question the validity of this Agreement or any action taken or to be taken in connection herewith.

                  27.8 FREE-TO-GUEST PRICING. The pricing of the Free-to-Guest Programming set forth on Schedule C-1 is being made available by LodgeNet to Hilton CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                  27.9 DISCLOSURE. No representation or warranty of LodgeNet contained in this Agreement or in any other document, certificate or written statement furnished to Hilton by or on behalf of LodgeNet for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known (or which upon the reasonable exercise of diligence should be known) to LodgeNet (other than matters of a general economic nature) that has had, or could reasonably be expected to result in, (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of LodgeNet, or (ii) the impairment of the ability of LodgeNet to perform, or of Hilton to enforce, this Agreement.

         Section 28        REPRESENTATIONS, WARRANTIES AND COVENANTS OF HILTON

         Hilton represents, warrants and covenants as follows:

                  28.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. Hilton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Hilton has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Hilton is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect on Hilton's business as presently conducted.

                  28.2 CORPORATE POWER. Hilton has all requisite corporate power and authority to execute and deliver this Agreement and any other agreements being entered into by LodgeNet in connection with the VOD Services and the LodgeNet Equipment and to carry out and perform its obligations under the terms of such agreements.

                  28.3 NO CONFLICTS. There are no agreements or arrangements, whether written or oral, that would be breached by Hilton upon execution of this Agreement or that would impair or prevent Hilton from performing its obligations hereunder.

                  28.4 INTELLECTUAL PROPERTY RIGHTS. Hilton acknowledges that this Agreement does not confer upon Hilton any interest in or right to use any trademark, service mark or other intellectual property right of LodgeNet or any affiliates or subsidiaries (collectively referred to as the "LodgeNet Intellectual Property Rights") in connection with the VOD Services unless Hilton receives the prior written consent of LodgeNet which consent LodgeNet may grant or withhold in its sole discretion. Hilton further agrees that upon termination of this Agreement, Hilton shall immediately cease and discontinue all use of the LodgeNet Intellectual Property Rights. Further, if Hilton wishes to utilize the LodgeNet Intellectual Property Rights in advertising or promotional materials, it must submit such materials to Hilton for final approval before utilizing them. In no event may Hilton or any affiliated or associated person or entity utilize the LodgeNet Intellectual Property Rights in connection with any products or services other than the VOD Services.

         Section 29        INDEPENDENT CONTRACTOR

         In connection with this Agreement each party is an independent contractor and as such will not have any authority to bind or commit the other. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

         Section 30        DRAFTING AND PREPARATION

         Each party has cooperated and participated in the drafting and preparation of this Agreement. Therefore, if any construction is to be made of this Agreement of any of its terms, both parties shall be construed to be equally responsible for the drafting and preparation of same.

         Section 31        INSPECTION RIGHTS

                  31.1     Hilton shall have the right no more than (a) one
(1) time in any calendar year for financial or monetary obligations and (b) two (2) times in any calendar year for non-financial or non-monetary obligations, including obligations under Section 1.7 hereof, at its sole cost and expense, to hire an independent third party to inspect the books and records of LodgeNet to determine if LodgeNet is performing its obligations in accordance with the terms of this Agreement. If it is determined by the inspection that there was an underpayment of an amount due to Hilton or any Participating Hotel by LodgeNet, LodgeNet shall promptly pay the difference to Hilton or such Participating Hotel and, in the event such underpayment exceeds five percent (5%) of the amounts due under the Hotel Service License Agreements, LodgeNet shall reimburse Hilton or such Participating Hotel for the costs of the inspection. If it is determined by the inspection that LodgeNet has defaulted in any of its non-monetary obligations under this Agreement, then Hilton may, but shall not be obligated to, pursue its rights and remedies against LodgeNet as permitted hereunder. In no event shall Hilton's failure to enforce its rights upon learning of a default be deemed to be a waiver of such default. Furthermore, if a default is uncovered as a result of the inspection, LodgeNet shall promptly reimburse the inspecting party for the costs of the inspection.

                  31.2 If reasonable cause exists to believe that a Participating Hotel may have wrongfully underpaid amounts owing to LodgeNet under the Hotel Service License Agreement, LodgeNet shall submit a written request to Hilton to consent to the inspection by LodgeNet of the books and records of such Participating Hotel pertaining to its monetary obligations to

LodgeNet thereunder, which consent shall not be unreasonably withheld by Hilton. Upon obtaining such consent, if any, LodgeNet may inspect, following reasonable prior written notice and during normal business hours, at its sole cost and expense, the books and records of such Participating Hotel to determine if such Participating Hotel has wrongfully underpaid amounts due LodgeNet under the Hotel Service License Agreement. Such inspection shall be undertaken in a manner that shall not interfere with the normal business operations of the Participating Hotel and shall cover a period of not less than six (6) months and not more than twenty-four (24) months ("Audit Period"). If it is determined by the inspection that there was an underpayment of any amount due to LodgeNet by the Participating Hotel, such Participating Hotel shall promptly pay the difference to LodgeNet, and if such underpayment exceeds five percent (5%) of the aggregate amounts due LodgeNet by the Participating Hotel in the Audit Period, such Participating Hotel shall reimburse LodgeNet for the reasonable direct costs of the inspection, not to exceed CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. Notwithstanding the foregoing, LodgeNet shall have the right to request and to inspect the books and records of any Participating Hotel not more than once in any twelve (12) month period.

         Section 32        MISCELLANEOUS

                  32.1 MODIFICATION, TERMINATION, WAIVER. This Agreement is made subject to all local, state and federal laws and regulations now or hereafter in force, and shall not be modified, extended or terminated (other than as set forth, herein) except by an instrument duly signed by Hilton and LodgeNet. Waiver of a breach of any provisions hereof under any circumstances will not constitute a waiver of any subsequent breach of such provision, or of a breach of any other provision of this Agreement.

                  32.2 NO BROKERS. Hilton and LodgeNet represent and warrant to each other that no brokers were involved in connection with this transaction and each party agrees to indemnify and hold the other harmless from and against the claims of any broker (if any), made in connection with this transaction.

                  32.3 CHOICE OF LAW; VENUE. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF CALIFORNIA. Any action or proceeding brought by any party to this Agreement against another party, arising out of or related to this Agreement shall be brought in a state or federal court of competent jurisdiction located in the County of Los Angeles, State of California, and the parties hereby submit to the IN PERSONAM jurisdiction of such courts for purposes of any such action or proceeding.

                  32.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties, and their permitted successors and assigns.

                  32.5 FURTHER ASSURANCES. Hilton and LodgeNet agree to do any further acts and execute such additional documents as the other may reasonably require to confirm this Agreement and carry out the purpose of this Agreement.

                  32.6 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

                  32.7 FAXED SIGNATURE PAGES. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

                  32.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  32.9 SEVERABILITY. It is agreed that if any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect; and it is the intention of the parties hereto that if any provision of the license is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

                  32.10 ENTIRE AGREEMENT. This Agreement contains the full and complete understanding of the parties concerning the subjects contained herein and supersedes any and all prior written or oral agreements between the parties and cannot be amended except in writing signed by both parties.

                  32.11 ATTORNEYS' FEES. In the event Hilton or LodgeNet breaches any of the terms of this Agreement, whereby the party not in default employs attorneys to protect or enforce its rights hereunder and prevails, then the defaulting party agrees to pay the other party reasonable attorneys' fees so incurred by such other party.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of date first above written.

HILTON HOTELS CORPORATION,                  LODGENET ENTERTAINMENT CORPORATION,
a Delaware corporation                      a Delaware corporation

By:                                         By:
   -----------------------------------         --------------------------------
      Dieter H. Huckestein                       Scott C. Petersen
      Its:  Executive Vice President             Its:  President

                                   SCHEDULE A

                                  VOD SERVICES

LodgeNet shall provide only the following expressly specified services:

1)       Video on Demand ("VOD")
         VOD content will be encoded and compiled by LodgeNet for LodgeNet's VOD Services only and presented in digital format except for any content that cannot be provided digitally due to content licensing restrictions or in the case of limited trials of new content within the scope of LodgeNet's offerings.
         VOD content will include only:

         a) Non-interactive, full-length 'hotel/airline' release motion picture content usually licensed within 60-120 days of first theatrical release ("Theatrical"), including previews of all such Theatrical releases and short form fitness and motivational content (e.g. Tae Bo; Tony Robbins). Some content is re-released or released in later windows. These movies generally have fixed starting and ending time for licensing within the hotel space. Such content is accessed on a time or session-based arrangement.

         b) Sexually explicit content ("Non-theatrical"), which conforms to national pay television standards, usually licensed at a fixed cost for a fixed period of time. Such content is accessed on a time or session-based arrangement and may not exceed twenty-five percent of the total VOD content.

2)       Games on Demand
         Non-sexually explicit or non-violent (i.e. comparable to a G or PG-13 rating) dedicated hardware video game programming, which is currently used, and the associated fees for said access. Games on demand services shall specifically exclude Internet-based games and any form of gambling.

3)       Music on Demand
         Music video and/or audio musical content on a selection, time or session-based arrangement, not to include any internet-based music, concert programming, special event programming, or any e-commerce or t-commerce transaction revenues.

4)       Guest services
         Includes folio review, checkout with email receipt, guest survey, hotel information channel, hotel open channel, multi-lingual welcome channel and Guest User Interface with English, Japanese and Spanish language options.

5)       Parental Control
         Allows the Guest to limit the access of Video on Demand and/or Games on Demand Services in the Guest's room via the remote control and to remove the blockage of the same services at any time during the Guest's stay. Parental Controls may additionally be activated at the Front Desk by the System terminal, upon the Guest's request. LodgeNet will provide Hotel with Parental Control at no cost to Participating Hotels.

6) Six (6) channels shall be made available for hotel use, but for Participating Hotels currently utilizes more channels than six, that number of channels will be made available to such Participating Hotels.

                                    SCHEDULE A

7) Graphical Navigation System (viewer-controlled guide to the television programming available in the hotel)

         a) An entity to be formed in good faith by Hilton and LodgeNet after the date hereof ("InnMedia LLC" or "InnMedia") shall control branding and design, provided that LodgeNet's brand and services are appropriately represented on the screen.

8) Free-to-guest ("FTG") television programming, including but not limited to the television channels carrying cable, satellite and network programming as designated by the Participating Hotels, which LodgeNet shall offer to each Participating Hotel at no less than the Hilton minimum standard as it may be changed from time to time. LodgeNet will provide FTG television programming under the terms outlined on Schedule C-1 until and/or unless the Participating Hotels selects InnMedia or their local cable television provider as the alternate free-to-guest provider. LodgeNet will take all commercially reasonable steps necessary to ensure that InnMedia can provide the FTG television programming to Participating Hotels as soon as reasonably practicable after the date that InnMedia enters the television programming market, including, the assignment of contractual rights to provide such programming, except to the extent such rights are expressly unassignable.


                                    SCHEDULE A

                                    SCHEDULE B


                             [INTENTIONALLY OMITTED]




                                    SCHEDULE B

                                   SCHEDULE C


                            ALLOCATION OF USAGE FEES

The Participating Hotel's Allocation of Usage Fees shall be determined monthly and shall be based on CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. Usage Fees, as defined in Section 5 of the Agreement, shall be allocated between the Participating Hotels and LodgeNet as follows:

VIDEO ON DEMAND SERVICES

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

NOTES

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

MUSIC ON DEMAND SERVICES

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

GAMES ON DEMAND SERVICES

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION



                                    SCHEDULE C
                                        -1-

                                  SCHEDULE C-1

                        FREE-TO-GUEST ("FTG") PROGRAMMING

1)       FTG PROGRAMMING OPTIONS

Participating Hotels receiving FTG from LodgeNet shall have several programming options designed to meet the Hilton Brand Standards for both Limited Service and Full Service Participating Hotels: The "Standard Package" the programming delineated in such being required in all Hilton Hotels is CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. The FTG Programming Fees include hardware, installation and on-going service and maintenance.

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


         LodgeNet will provide the Participating Hotels with the following FTG Programming options:


         Standard Package
         ----------------
         CNN
         HBO
         ESPN
         ESPN 2
         Cartoon
         TBS
         TNT
         CNN Headline News
         CNBC
         TWC
         Networks (ABC, NBC, CBS, FOX) via satellite when available on DIRECTV at time of installation; PBS and one additional local channel via industry standard off-air system

ENHANCED PROGRAMMING OPTIONS FOR FULL SERVICE HOTELS (FULL SERVICE PARTICIPATING HOTELS RECEIVING FTG PROGRAMMING FROM LODGENET MUST CHOOSE ONE OF THE FOLLOWING IN ADDITION TO THE STANDARD PACKAGE ABOVE).

         ENHANCED PACKAGE #1

         USA, CNN/SI, MSNBC, A&E and the History Channel for CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         ENHANCED PACKAGE #2


                                 SCHEDULE C-1
                                     -1-

         Comedy Central, MTV, Nickelodeon/Nick at Nite, A&E and the History Channel for CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         ENHANCED PACKAGE #3

         Discovery, Animal Planet, Fox Family, A&E and the History Channel for CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION




                                 SCHEDULE C-1
                                     -2-

3)       OTHER AVAILABLE PROGRAMMING AND PRICING

         CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION INDICATED BY *** IN TABLE BELOW.

--------------------------------------------------------------------------------------------------------
Programming Service                  Rate Card              Programming Service           Rate Card
--------------------------------------------------------------------------------------------------------
A&E                                   $  ***                GalaVision                     $ ***
--------------------------------------------------------------------------------------------------------
All News Channel                      $  ***                Gameshow                       $ ***
--------------------------------------------------------------------------------------------------------
AMC                                   $  ***                Golf Channel                   $ ***
--------------------------------------------------------------------------------------------------------
Animal Planet                         $  ***                HBO                            $ ***
--------------------------------------------------------------------------------------------------------
BBC America                           $  ***                HGTV                           $ ***
--------------------------------------------------------------------------------------------------------
BET                                   $  ***                History                        $ ***
--------------------------------------------------------------------------------------------------------
BLOOMBURG                             $  ***                Ind Film                       $ ***
--------------------------------------------------------------------------------------------------------
Bravo                                 $  ***                LEARNING                       $ ***
--------------------------------------------------------------------------------------------------------
CARTOON                               $  ***                MSNBC                          $ ***
--------------------------------------------------------------------------------------------------------
CINEMAX                               $  ***                MTV                            $ ***
--------------------------------------------------------------------------------------------------------
CMT                                   $  ***                MTV2                           $ ***
--------------------------------------------------------------------------------------------------------
CNBC                                  $  ***                Much Music                     $ ***
--------------------------------------------------------------------------------------------------------
CNN                                   $  ***                News World International       $ ***
--------------------------------------------------------------------------------------------------------
CNN HL                                $  ***                Nickelodeon/Nick at Night      $ ***
--------------------------------------------------------------------------------------------------------
CNN SI                                $  ***                Romance                        $ ***
--------------------------------------------------------------------------------------------------------
CNNfn/International                   $  ***                SCI -FI                        $ ***
--------------------------------------------------------------------------------------------------------
Comedy Central                        $  ***                Showtime                       $ ***
--------------------------------------------------------------------------------------------------------
Court TV                              $  ***                Starz & Encore                 $ ***
--------------------------------------------------------------------------------------------------------
C-SPAN                                $  ***                TBS                            $ ***
--------------------------------------------------------------------------------------------------------
C-SPAN 2                              $  ***                TNN                            $ ***
--------------------------------------------------------------------------------------------------------
DISCOVERY                             $  ***                TNT                            $ ***
--------------------------------------------------------------------------------------------------------
Discovery People                      $  ***                Travel                         $ ***
--------------------------------------------------------------------------------------------------------
DISNEY                                $  ***                Trio                           $ ***
--------------------------------------------------------------------------------------------------------
E! Entertainment                      $  ***                Turner Classic Movies          $ ***
--------------------------------------------------------------------------------------------------------
ESPN                                  $   ***               TWC                            $ ***
--------------------------------------------------------------------------------------------------------
ESPN 2                                $  ***                Univision                      $ ***
--------------------------------------------------------------------------------------------------------
ESPN News                             $   ***               USA                            $ ***
--------------------------------------------------------------------------------------------------------
FAMILY                                $   ***               VH1                            $ ***
--------------------------------------------------------------------------------------------------------
Food                                  $  ***                WGN                            $ ***
--------------------------------------------------------------------------------------------------------
FOX Family                            $  ***                ZDTV                           $ ***
--------------------------------------------------------------------------------------------------------
Fxm: Fox movies                       $  ***
--------------------------------------------------------------------------------------------------------

         Above pricing information ("Rate Card") does include hardware required to deliver programming. LodgeNet shall use its commercially reasonably best efforts to obtain lower Rate Card rates that those listed above. The Rate Card rates listed above (1) shall be adjusted to reflect any of LodgeNet's decreased costs and (2) may be adjusted to reflect any of LodgeNet's increased costs directly related to the rate card from the FTG programming provider or increases in hardware prices. In the event any Participating Hotel's existing contract for FTG is more favorable to such Participating Hotel than LodgeNet's proposed FTG, such Participating Hotel shall have the right to maintain its existing contract.

4) Many options are available to group certain programming content and benefit from packaged discounts. LodgeNet will use commercially reasonable efforts to assist Participating Hotels in making appropriate selections and will apply any applicable discounts it receives.



                                 SCHEDULE C-1
                                     -3-

5)       PRICE STABILITY

         Prices subject to change annually as of January 1st each year. Contracted hotels rates may only change by the amount of any price increase received by LodgeNet and on a dollar for dollar basis (i.e. actual increase without profit margin may be passed on to hotel) not to exceed an aggregate of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION in any given year.




                                 SCHEDULE C-1
                                     -4-

                                  SCHEDULE C-2


                          VOD SERVICES PRICING SCHEDULE

1)       VOD PRICING SCHEDULE

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

2)       MUSIC ON DEMAND PRICING SCHEDULE

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

3)       GAMES ON DEMAND PRICING SCHEDULE

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                                 SCHEDULE C-2
                                     -1-

                                  SCHEDULE C-3


                               COMPLIMENTARY ROOMS

         Subject to the Participating Hotel's reasonable cooperation with regard to room access, elevator availability, and the need to perform, no CNS upgrade work in excess of the base amount per the Agreement. Additionally, in union cities or union properties installation may take up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION longer than table below:

         CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

          Any additional costs for security escorts shall be at the sole cost and expense of the Participating Hotel.

         CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         Notwithstanding the requirements of Section 8.1 of this Agreement, LodgeNet and Participating Hotel shall use commercially reasonable efforts to schedule installations at a time when Participating Hotel occupancy is expected to be less than 90%.




                                 SCHEDULE C-3
                                     -1-

                                  SCHEDULE C-4


                                TELEVISION LEASES

LodgeNet will provide televisions sold by Hilton-approved vendors and incorporating Hilton-approved technology at the best available prices and lease rates. LodgeNet will administer a television management program at no cost to Hilton or the Participating Hotels.

At each Participating Hotel's discretion, LodgeNet will act as a service bureau for lease payments (i.e. the monthly payment sent by a Participating Hotel to LodgeNet for the usage fees specified in Schedule C will have television lease payments added, and LodgeNet will pay such Participating Hotel's television leases.)

LodgeNet will use commercially reasonable best efforts to retain a leasing company to assume the risk of any questionable credit of any of the Participating Hotels. CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Participating Hotels will have the option to purchase the televisions for cash through LodgeNet at the preferred rates at any time during the term of their respective Hotel Services & License Agreement.



                                 SCHEDULE C-4
                                     -1-

                                  SCHEDULE C-5


                             INCREASES IN COMMISSION



CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION





                                 SCHEDULE C-5
                                     -1-

                                   SCHEDULE D


                   EQUIPMENT (SYSTEMS, HARDWARE AND SOFTWARE)
                      TO BE PROVIDED TO HOTELS BY LODGENET

LodgeNet shall install or have available for the Participating Hotels all of the other Equipment identified on this Schedule D, as may be amended from time to time. Items marked with an "*" are the specific Equipment required to distribute the New Media content and services (as defined in that certain Content Carriage Agreement on even date herewith, by and between and InnMedia and Hilton ) and VOD Services.

1)       HOTEL EQUIPMENT

         a)       Head End Network Backbone with the following qualities:
                  Includes all switching equipment, head-end cabling and network equipment necessary to provide communications between all the devices within the hotel head end for services delivered on the RF based coaxial network.

         b)       Digital Content Server with the following qualities:

                  i)    Capable of storing and decoding video and audio files.
                  ii) Capable of generating a signal suitable for MATV system distribution
                  iii)  Capable of concurrently providing CONFIDENTIAL
                        MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of guest rooms with VOD services.
                  iv) Configured for sufficient storage for VOD services CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
                  v)    RAID fault protected storage.
                  vi)   Configured with sufficient ports and input/output
                        (I/O) access speed to provide simultaneous ad insertion CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
                        COMMISSION free to guest channels.
                  vii) Capable of providing fast forward, rewind and pause functionality in the guest rooms.

         c) Internet Enabled Interactive (IEI) ports with the following qualities:

                  i) Capable of concurrently providing CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of guest rooms with interactive browsing or navigation services.



                                 SCHEDULE D
                                     -1-

                  ii) Capable of generating a signal suitable for MATV system distribution.
                  iii) Software operating on IEI ports will provide an HTML-based interface system for navigation to the various services including TV-based web access. HTML content must be served from a web server that may or may not reside on the Unix Host.

         d)       Nintendo 64 Gateway Array with the following qualities:
                  Capable of concurrently providing a minimum of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of guest rooms with N64 Games on Demand.

         e) UNIX Host Computer (UHC) with the following qualities: Install and utilize a control system to manage video resources, control two-way communications, interface with the property management system, and provide back office interfaces for operations and accounting reports, server functions for various content and navigation display functions.

         f) Head end to Room RF Communications with the following qualities: Includes modulators, cabling, keystroke router, force tuners, RF Modem back channel, satellite receivers for free-to-guest programming (if contracted, as per Schedule A), any equipment and cabling necessary to modulate or transmit data to hotel rooms over the RF network, as well as any equipment that is distributed throughout the hotel (amps, taps, and splitters). LodgeNet will be responsible for upgrading and maintaining the hotel cable plant but will charge the Participating Hotels for associated costs.

         g)       Video switch

         h) Video Cassette Players with the following qualities: An appropriate number of video cassette players sufficient to handle video content for VOD Services that cannot be provided digitally due to studio restrictions.

         i)       Music On Demand Jukebox Software Application

         j)       HTML-Based Graphical Navigation System

         k) Local Asset Management Module Database containing the metadata for any digital assets, e.g. language-specific data for multi-lingual menuing, and a database containing a list of all the assets installed on the system, with their associated metadata and location information. The Local Asset Management Module must be remotely accessible.


                                 SCHEDULE D
                                     -2-

         l)       Remote Content Receiver Module
                  i) Server that receives digital assets from the Content Management Module in the operations center; able to deploy content onto the hotel head end.
                  ii) Initial installation of infrastructure will support updates of its resident large file content stores via satellite network.
                  iii)   Secure IP terrestrial backup system.

         m) Data Collection Module Receives and stores customer and transactional data from VOD Services deployed in the Hotel.


2)       GUESTROOM EQUIPMENT

         a)       RF Communications Module
                  The Guest Terminal (set top, set back or integrated terminal) capable of force tuning and keystroke transport.

         b)       Remote control and game controller.

         c)       Wireless keyboard.

3)       NETWORK OPERATIONS CENTER EQUIPMENT

         a)       Content Management System
                  i) Digital library that hosts all digital content, allows deliverable or copyright assets to be registered on the system, controls their deployment to head ends/data centers, and tracks content stored at each Participating Hotel.
                  ii) Produces content packages that are deployed and unpacked at each Participating Hotel (content must be encoded for remote transmission).
                  iii) Provides alternative delivery mechanism where secure IP terrestrial and/or satellite delivery is not accessible.

         b) Digital Rights Management System Tracks royalty payments to content providers (distributors/studios), records the terms of content provision to the Participating Hotels(e.g. pay-per-view, pay once - multiple view, etc.) for VOD Services.

         c)       Electronic Copyright Management System
                  Electronically protects Services' content for distribution to and within the Participating Hotels and manages encryption keys for VOD Services.

         d)       Content Publishing System


                                 SCHEDULE D
                                     -3-

                  Delivers content for VOD Services to remote properties and groups of properties (queuing system that resolves whether content is distributed terrestrially or via satellite to the Participating Hotels).

         e)       Content Compilation System
                  Encodes and composes new digital assets, including quality assurance and testing for VOD Services.

         f) Reporting Module Produces and distributes reports to internal departments and external institutions (e.g. guest behavior data, movie purchases, financial data, etc.) for VOD Services.

         g)       Operations Center to Hotel Communications
                  Provides terrestrial and satellite connectivity from the Network Operations Center to the Participating Hotels.



                                 SCHEDULE D
                                     -4-

                                   SCHEDULE E


                                   MILESTONES

LodgeNet shall achieve the following targets in providing the Service to the Participating Hotels:

1)       Installation
         LodgeNet shall install the VOD Services in the Participating Hotels in accordance with the following:

         a)       Initial Installations
                  Within ninety days (90) of execution of this Agreement, LodgeNet will commence installation of Hilton properties and will have all properties currently on month-to-month contracts installed within nine months of the execution of this Agreement.

         b)       Scheduled Installations

                  Thereafter, the VOD Services as defined in Schedule A, shall be installed and fully operational at each Participating Hotel no later than 120 days after the Participating Hotel signs a Hotel Services License Agreement. Provided, however, that in the event that Participating Hotel's pre-existing contract for VOD Services is still in force, LodgeNet shall install concurrently with the de-installation of the prior VOD Services vendor to ensure uninterrupted provision of FTG programming and VOD Services installation in the guest room will be accomplished at the rates delineated on the following schedule subject to the cooperation of the Participating Hotel. Additionally, in union cities or union properties installation may take up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION longer than table below:

                  CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         c)       "Emergency" Installations
                  Emergency" Installations are required in Participating Hotels that have pre-existing or month-to-month contracts for the VOD Services with other vendors, and such vendors cease providing the VOD Services on short notice, which would result in an interruption of the VOD Services to the Participating Hotel. FTG television programming shall be made available by LodgeNet within (i) for Hilton's top 10 Participating Hotels (as listed below), CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION and (ii) for all other Participating Hotels, as soon as reasonably practicable provided that LodgeNet shall use its best efforts to make such FTG television programming available within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                                 SCHEDULE E
                                     -1-
                  of signing a Hotel Services License Agreement in the event a Participating Hotel requires the VOD Service immediately due to the departure of its previous VOD Service vendor. The balance of the VOD Services as defined in Schedule A shall be installed and fully operational at the Participating Hotel at the earliest opportunity but in no event more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date the Participating Hotel signed the Hotel Services License Agreement.

                  Hilton's top 10 Participating Hotels are: Hilton Washington & Towers, The Capital Hilton, The Waldorf-Astoria, Hilton New York & Towers, The Palmer House Hilton, Hilton Chicago O'Hare Airport, Hilton Chicago & Towers, Hilton New Orleans Riverside, Hilton San Francisco & Towers and Hilton Hawaiian Village.

         d)       New Construction
                  For new construction sites, LodgeNet will commence installation in full service properties on a schedule designed to be fully operational by opening.

         e)       Converted Properties
                  For converted properties, LodgeNet will commence installation of the free-to-guest systems, if any, in time for opening and the interactive system within two weeks of opening.

2)       Sales to Hotels
         Hilton shall provide LodgeNet with expiration dates of current VOD Service contracts. LodgeNet shall contact and solicit the Hotels to sign property level contracts pursuant to this Master Services Agreement at its earliest opportunity, but in no event later than 180 days prior to the date each respective Hotel's existing contract expires.

3) Upgrade of Equipment in Hotels with Current LodgeNet Contracts LodgeNet shall upgrade the equipment in Hotels to digital systems (Synergy II) no later than the earlier of (a) CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION or (b) CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION; provided the Hotel executes a new Hotel Services License Agreement.

4)       Service Response Time

         a) LodgeNet shall, at no cost to the Participating Hotel, provide promptly all maintenance, repairs, and replacement of LodgeNet System equipment and materials necessary to ensure satisfactory operation of the LodgeNet System, including satisfactory signal quality. The Participating Hotel shall promptly repair, at the Participating Hotel's cost, any damage to or destruction of all or any portion of the MATV System.

                                 SCHEDULE E
                                     -2-

         b) LodgeNet shall provide, via its 24-hour TechConnection, telephone access to a trained LodgeNet technician through a toll-free access service, within no more than thirty (30) minutes of Participating Hotel's request for assistance. LodgeNet shall also provide regular preventive maintenance to minimize system downtime.

         c) LodgeNet shall keep a centralized database logging all service requests and the outcome of said requests. Hilton shall have the option of reviewing service request logs through the LodgeNet Account Manager assigned to the account.

         d) LodgeNet shall maintain a database that records the number times guests are denied use of LodgeNet VOD Services as a result of the system being oversubscribed. Such data will be reported to Hilton on a monthly basis.

         e) For service problems that cannot be resolved remotely, LodgeNet shall dispatch a service technician according to the following schedule. Technical personnel of LodgeNet will respond to service calls twenty-four (24) hours a day.

                  i) Excepting adverse weather conditions and other conditions reasonably out of LodgeNet's control, LodgeNet will send technical personnel to the Participating Hotel within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, but sooner if possible, following a service call in the event of a total LodgeNet System failure involving CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of Participating Hotel's rooms or programs served by the LodgeNet system.

                  ii) Excepting adverse weather conditions and other conditions reasonably out of LodgeNet's control, LodgeNet will send technical personnel to the Participating Hotel within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, but sooner if possible, following a service call in the event of a LodgeNet System failure involving CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of Participating Hotel's rooms or programs served by the LodgeNet system.

                  iii) Excepting adverse weather conditions and other conditions reasonably out of LodgeNet's control, LodgeNet will send technical personnel to the Participating Hotel within CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, but sooner if possible, following a service call in the event of a total LodgeNet System failure involving CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of Participating Hotel's rooms or programs served by the LodgeNet system.


                                 SCHEDULE E
                                     -3-

                                   SCHEDULE F


                             [INTENTIONALLY OMITTED]





                                 SCHEDULE F
                                     -1-

                                   SCHEDULE G

                                CHANGE OF CONTROL


A Change of Control shall mean the occurrence of any of the following:

(1) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than LodgeNet or any of its affiliates), is or becomes the "beneficial owner" (as defined in Rule 1 3d-3 under the Exchange Act), directly or indirectly, of securities of LodgeNet (not including in the securities beneficially owned by such person any securities acquired directly from LodgeNet) representing fifty percent (50%) or more of the combined voting power of LodgeNet's then outstanding securities; or

(2) the individuals who at the Issuance Date constitute the Board of Directors of LodgeNet (the "Board"), and any new director whose election by the Board or nomination for election by LodgeNet's stockholders was approved by a vote of at least a majority of the Board then still in office who either were members of the Board at the Issuance Date or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(3) a merger or consolidation of LodgeNet with or the sale of LodgeNet to any other entity and, in connection with such merger, consolidation or sale, individuals who constitute the Board immediately prior to the time any agreement to effect such merger or consolidation is entered into fail for any reason to constitute at least a majority of the board of directors of the surviving corporation following the consummation of such merger or consolidation; or

(4) the liquidation or dissolution of LodgeNet or the sale or disposition by LodgeNet of all or substantially all of LodgeNet's assets to an entity not controlled by LodgeNet; or

(5) LodgeNet commences a voluntary case or similar proceeding under the U.S. Bankruptcy Code or under any other applicable federal or state bankruptcy, insolvency or similar law now or hereafter in effect (collectively, "Insolvency Laws"); LodgeNet consents to or takes any other action that would reasonably be expected to result in the entry of an order for relief under any Insolvency Law; LodgeNet consents to the conversion of an involuntary case or similar proceeding to a voluntary case or similar proceeding under any Insolvency Law; or LodgeNet consents to the appointment or taking of possession by a receiver, trustee or other custodian of all or a substantial part of LodgeNet's property or otherwise making any assignment for the benefit of LodgeNet's creditors.


                                 SCHEDULE G
                                     -1-

                                   SCHEDULE H

             STATEMENT OF OBLIGATION FOR LICENSED AND MANAGED HOTELS

This Statement is intended to serve as a listing of the specific obligations called out in the Master Services Agreement (and associated schedules) ("Agreement") and more specifically, Sections 2.1 and 2.2, executed of equal date by and between Hilton Hotels Corporation, a Delaware corporation ("Hilton") and LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet" and collectively the "Parties"). It is understood by Hilton and LodgeNet that over time these may change upon the agreement of the Parties and this Schedule is primarily designed to cover the immediate start-up or roll-out activities.

1)       HILTON'S OBLIGATION TO LICENSED HOTELS

         As to Licensed hotels, Hilton will:

         a)       Press Releases

                  i) Distribute at Hilton's sole expense the Hilton, LodgeNet or InnMedia generated press releases regarding LodgeNet, InnMedia, the VOD services and/or the New Media services to ownership groups, third-party management companies, all HHC hotel General Managers, and Hilton corporate employees (collectively, the "Hilton Constituents") following signing of the MSA.

         b)       Internal Communications
                  Prepare (except as limited in (ii) below) and distribute at Hilton's sole expense the following forms of communication to Hilton Constituents

                  i) A special edition version of "Brands@Hilton" featuring "VOD Questions and Answers with Bruce Rosenberg"

                  ii) A four (4) color brochure highlighting VOD Services and New Media Services (LodgeNet will prepare the brochure at LodgeNet's sole expense; Hilton will distribute the brochure to Hilton Constituents at Hilton's sole expense)

                  iii) At least two (2) additional communications within the first 120 days following signing of the MSA regarding the VOD services offered by LodgeNet, separately or as part of other system mailings. Communications may also discuss additional services offered by other vendors (e.g., HSIA vendor(s)), including the New Media services offered by InnMedia.

                  iv) After the first 120 days, periodic communications during the first two years of the Agreement reiterating the existence of the


                                 SCHEDULE H
                                     -1-
                           program and containing information similar to that set forth in (iii) above.

                  v) Invite LodgeNet to participate in the annual meetings of the Licensed owners and/or managers to allow an opportunity for LodgeNet to market the VOD Services to said groups.

         c)       Team Member Support

                  i) Assign at least two (2) Hilton employees to serve as internal contacts or reference points for LodgeNet's Sales force (during the LodgeNet sales force's initial introductory call to the HHC hotels regarding such services as described above)

                  ii) Assign at least one (1) Hilton employee to serve as a dedicated point person to field and respond to incoming phone calls and questions from Hilton Constituents

                  iii) Assign at least two (2) Hilton employees who will attend at least one (1) regional cluster meeting or General Manager's meeting for each Hilton brand to present and/or demonstrate the VOD services to the hotel managers

         d)       Financial Support

                  i) Commit up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on other communications as needed

2)       HILTON'S OBLIGATION TO MANAGED HOTELS

         As to managed hotels, Hilton will perform the obligations in Schedule X
         (1), excepting (1d), and also will:

         a)       Internal Communications

                  i) Prepare and distribute at Hilton's sole expense a personalized letter from an HHC Senior Executive to the General Manager of each managed hotel promoting the benefits of the program and encouraging the managed hotel to participate in the program.

                  ii) Review the template for the property-specific letter LodgeNet will develop for each managed hotel (see
                           Schedule X (4 a i), below), including a customized task list and timeline to advise each property of necessary steps for implementation

                  iii) If reasonably requested by LodgeNet to assist it in gaining participation by any managed property after normal sales efforts by


                                 SCHEDULE H
                                     -2-

                           LodgeNet as specified in Schedule YY, a HHC Senior Executive will place a personal call to the General Manager and/or owner of said managed hotel property.

         b)       Team Member Support

                  i) Assign at least two (2) Hilton employees who will attend the General Manager's meeting for each Hilton brand to present and/or demonstrate the VOD services to the HHC managed hotel General Managers

         c)       Financial Support

                  i) Commit up to an additional CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on other communications as needed

         d)       Corporate Budget Approval

                  i) Review and approve annual hotel budgets (including forecast, CAPEX) and brand standards, and ensure the VOD services are reviewed during the budgeting process

         e)       Owner Meetings

                  i) Senior HHC executives will be prepared to visit or to correspond with owners to encourage participation and explain or answer questions about the VOD services



                                 SCHEDULE H
                                     -3-

                                   SCHEDULE I


            STATEMENT OF OBLIGATIONS FOR LICENSED AND MANAGED HOTELS

This Statement is intended to serve as a listing of the specific obligations called out in the Master Services Agreement (and associated schedules) ("Agreement"), more specifically, Sections 2.1, 2.2 and 2.3, executed of equal date by and between Hilton Hotels Corporation, a Delaware corporation ("Hilton") and LodgeNet Entertainment Corporation, a Delaware corporation ("LodgeNet" and collectively the "Parties"). It is understood by Hilton and LodgeNet that over time these may change upon the agreement of the Parties and this Schedule is primarily designed to cover the immediate start-up or roll-out activities.

LODGENET'S OBLIGATION WITH RESPECT TO ALL HOTELS

a)       SALES & MARKETING

         i) LodgeNet shall create and print, at its sole cost and expense not to exceed CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, appropriate brochures, proposals and other such literature as it deems reasonably required to effectively explain and promote the VOD Services, New Media Services, and HSIA Services to Participating Hotels; and, submit for review to Hilton, appropriate brochures, proposals and other such literature as the Parties deem reasonably required to effectively explain and promote the VOD and New Media Services to Participating Hotels ("Marketing Materials").

         ii) CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         iii) LodgeNet shall, at its sole cost and expense and within the guidelines of the Agreement, make personal sales calls as required on Hilton owned, managed and licensed hotels at such times as to facilitate conversion to and installation of VOD systems at the earliest practicable time.

         iv) LodgeNet shall, at its sole cost and expense, prepare and distribute a property-specific letter (template to be approved by Hilton) to each HHC managed hotel including a customized task list and timeline to advise each property of necessary steps for implementation.

         v) LodgeNet shall commit up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on other communications as needed.

b)       ROLL-OUT PLAN & TECHNICAL OPERATIONS

         i) LodgeNet shall create and submit for review to Hilton a detailed plan under which the known Participating Hotels with currently expired contracts for VOD Services


                                 SCHEDULE I
                                     -1-
                  and those whose contracts expire within the next 180 days are to be scheduled for installation ("Initial Roll-Out Plan"). The Initial Roll-Out Plan will include target dates by which time LodgeNet proposes to undertake the required site survey and a corresponding date by which time LodgeNet anticipates commencing installation of the VOD Equipment.

         ii) LodgeNet shall create and issue to each such Participating Hotel, as required, the appropriate Hotel License Agreement for execution by said Participating Hotel and associated Marketing Materials. LodgeNet shall follow-up either by telephone or in person by a LodgeNet staff member and at LodgeNet's sole expense, with the Participating Hotel's general manager or other such person as may be designated by said general manager to ensure prompt return of Hotel License Agreement.

         iii) As a matter of on-going business, LodgeNet shall place an introductory call to each HHC hotel, followed by which LodgeNet shall create and issue to each such Hotel, as required and as they approach within 180 days or more of expiration of existing VOD contracts, an explanatory cover letter and the appropriate Hotel License Agreement for execution by said Hotel and associated Marketing Materials. LodgeNet shall follow-up either by telephone or in person by a LodgeNet staff member and at LodgeNet's sole expense, with the Participating Hotel's general manager or other such person as may be designated by said general manager to ensure prompt return of Hotel License Agreement. As executed Hotel License Agreements are returned and approved, LodgeNet shall conduct the appropriate site surveys and schedule installation pursuant to the terms of the Agreement and Hotel License Agreement.

c)       INTERNAL COMMUNICATIONS:

         i) LodgeNet shall create and distribute to all LodgeNet employees and place on its internal web site a question and answer sheet summarizing the terms and conditions of the Agreement between the Parties as well as the Hotel License Agreement, identifying internal points of contact, identifying how calls and questions are to be handled and routed and, in general, ensuring that calls from Hilton Hotels are handled in a expeditious and extremely professional manner and all questions are handled as promptly as reasonably practicable.

         ii) CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

         iii)     LodgeNet shall conduct sales force training within forty-five
                  (45) days of closing of Agreement, with the specific purpose of detailing the Agreement and Hotel License Agreement terms and conditions and ensuring the sales staff is fully qualified to promote both the VOD Services and New Media to Participating Hotels and New Media to all LodgeNet customers and prospects.


                                 SCHEDULE I
                                     -2-

CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

LODGENET'S OBLIGATION TO LODGENET EXISTING CUSTOMER BASE

a)       Sales & Marketing

         i) LodgeNet shall, at its sole cost and expense, distribute the LodgeNet, Hilton or InnMedia generated press releases regarding Hilton, InnMedia, the VOD services and/or the New Media services to ownership groups, third-party management companies, and all General Managers in LodgeNet's existing customer base (collectively, the "LodgeNet Constituents") following signing of the MSA

b)       Internal Communications

LodgeNet shall, at its sole cost and expense, prepare and distribute the following forms of communication to LodgeNet Constituents no later than one hundred eighty (180) days prior to expiration of the existing VOD Services contract, or sooner, as may be required by the Agreement, except as specified below:

         i)       Four (4) color brochure (prepared for HHC)

         ii) Property-specific letter including a customized task list and timeline to advise each property of schedule for system upgrade and necessary steps for renewing contract, to encourage renewal

         iii) At least one (1) additional communication within the first 180 days following signing of the MSA, regarding the VOD services offered by LodgeNet and additional services offered by other vendors (e.g., HSIA vendor(s)), including the New Media services offered by InnMedia, separately or as part of other system mailings. This communication shall indicate that the property may expect to receive additional information approximately six (6) months prior to expiration of the existing VOD Services contract.





                                     -3-